The share transfer described in this press release involves securities of a foreign company. The share transfer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the share transfer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

Stock Exchange Code 7190

March 10, 2021

To Shareholders with Voting Rights:

Mercuria Investment Co., Ltd.

3-3 Uchisaiwaicho 1-chome

Chiyoda-ku, Tokyo, Japan

Toshihiro Toyoshima, CEO

NOTICE OF CONVOCATION OF
THE 16TH ANNUAL GENERAL MEETING OF SHAREHOLDERS

Dear Shareholders:

We would like to express our appreciation for your continued support and patronage.

You are cordially invited to attend the 16th annual general meeting of shareholders of Mercuria Investment Co., Ltd. (the “Company”), which will be held as described below.

If you are unable to attend the meeting, after reviewing the Reference Documents for the General Meeting of Shareholders set out below, please exercise your voting rights by sending back the enclosed Voting Rights Exercise Form to the Company expressing your approval or disapproval of the proposals by 5:30 p.m. on Monday, March 29, 2021, Japan time.

1. Date and Time:	Tuesday, March 30, 2021, at 10 a.m., Japan time (The reception begins at 9 a.m.)
2. Place:	Zui’un, 5th Floor, Hotel Mielparque Tokyo 5-20 Shiba-koen 2-chome, Minato-ku, Tokyo, Japan

1

3. Meeting Agenda:
Matters to be reported:	1.	The Business Report, the Consolidated Financial Statements, and the results of audits by the accounting auditor and the audit and supervisory board of the Consolidated Financial Statements for the Company’s 16th fiscal year (January 1, 2020 to December 31, 2020)
	2.	The Non-Consolidated Financial Statements for the Company’s 16th fiscal year (January 1, 2020 to December 31, 2020)
Proposals to be resolved:	Proposal 1: Appropriation of surplus
	Proposal 2: Election of seven directors
	Proposal 3: Election of one audit and supervisory board member
	Proposal 4: Approval of the share transfer plan

When attending the meeting, please submit the enclosed Voting Rights Exercise Form at the reception desk.

Notes to the Consolidated Financial Statements and the Notes to the Non-Consolidated Financial Statements are not presented in this Notice, as they are made available on the Company’s website (https://www.mercuria.jp/) pursuant to laws and regulations and Article 15 of the Company’s articles of incorporation.

Accordingly, this Notice is a subset of documents used by the audit and supervisory board in the preparation of the Audit Report, and by the accounting auditor in the preparation of the Accounting Auditor’s Report.

The Company will post any revisions made to the Reference Documents for the General Meeting of Shareholders, the Business Report, or the Non-consolidated Consolidated Financial Statements and Consolidated Financial Statements on its website (https://www.mercuria.jp/).

No souvenirs are prepared for attending shareholders at the meeting. We appreciate your understanding.

2

Consolidated Balance Sheets

(As of December 31, 2020)

(Yen in thousands)

Item	Amount	Item	Amount
Assets		Liabilities
Current Assets	13,987,474	Current liabilities	997,591
Cash and cash equivalents	2,880,262	Short-term borrowings	293,250
Operating accounts receivable	373,914	Current portion of long-term borrowings	130,000
Operational investment securities	9,623,074	Accounts payable – other	160,744
Operating loans	646,942	Accrued expenses	179,444
Short-term loans receivable	293,250	Income taxes payable	192,208
Advances paid	71,998	Other	41,945
Other	98,034	Noncurrent liabilities	1,586,067
Noncurrent assets	1,065,141	Long-term borrowings	873,500
Property, plant and equipment	83,994	Provision for directors’ retirement benefits	103,400
Buildings	77,143	Provisions for directors’ share-based compensation	137,197
Tools, furniture and fixtures	6,851	Provisions for employees’ share-based compensation	11,250
Intangible assets	2,478	Net defined benefit liability	117,210
Software	610	Long-term accounts payable-other	291,704
Goodwill	1,868	Long-term deposits received	11,814
Investments and other assets	978,669	Other	39,992
Investment securities	305,185	Total liabilities	2,583,658
Lease and guarantee deposits	59,542	Net Assets
Deferred tax assets	593,388	Shareholders’ Equity	12,492,156
Other	20,555	Stated capital	3,026,174
		Capital surplus	3,303,411
		Retained earnings	6,759,762
		Treasury stock	(597,190)
		Accumulated Other Comprehensive Income	(583,725)
		Valuation difference on available-for-sale securities	(382,916)
		Foreign currency translation adjustment	(200,808)
		Share options	472
		Non-controlling interests	560,053
		Total net assets	12,468,956
Total Assets	15,052,615	Total Liabilities and Net Assets	15,052,615

3

Consolidated Statements of Income

(From January 1, 2020

through December 31, 2020)

(Yen in thousands)

Item	Amount
Operating revenue		6,183,866
Operating cost		3,757,575
Operating gross profit		2,426,290
Selling, general and administrative expenses		1,653,851
Operating income		772,439
Non-operating income
Interest income	12,870
Dividends income	47,261
Rent income	667
Other	6,148	66,945
Non-operating expenses
Interest expenses	12,261
Foreign exchange losses	51,282
Borrowing related expenses	16,330
Other	1,922	81,795
Ordinary income		757,589
Income before income taxes and others		757,589
Income taxes-current	387,112
Income taxes-deferred	(206,397)	180,714
Net income		576,874
Net income attributable to non-controlling shareholders		51,748
Net income attributable to owners of parent		525,126

4

Consolidated Statements of Shareholders’ Equity

(From January 1, 2020

through December 31, 2020)

(Yen in thousands)

	Shareholders’ equity
	Capital stock	Capital surplus	Retained earnings	Treasury shares	Total shareholders’ equity
Balance at beginning of current period	3,020,087	3,105,517	6,572,656	(299,437)	12,398,824
Changes in items during current period
Issuance of new shares	6,086	6,086			12,173
Dividends of surplus			(334,521)		(334,521)
Net income attributable to owners of parent			525,126		525,126
Changes in equity in subsidiaries		191,807			191,807
Purchase of treasury shares				(297,753)	(297,753)
Decrease in retained earnings due to deconsolidation			(3,499)		(3,499)
Changes in items other than shareholders’ equity during current period, net
Total changes during current period	6,086	197,894	(187,106)	(297,753)	93,333
Balance at end of current period	3,026,174	3,303,411	6,759,762	(597,190)	12,492,156

5

	Accumulated other comprehensive income
	Valuation difference on available-for-sale securities	Foreign currency translation adjustment	Total accumulated other comprehensive income	Share options	Non-controlling interests	Total net assets
Balance at beginning of current period	(35,033)	(198,288)	(233,321)	702	576,832	12,743,037
Changes in items during current period
Issuance of new shares						12,173
Dividends of surplus						(334,521)
Net income attributable to owners of parent						525,126
Changes in equity in subsidiaries						191,807
Purchase of treasury shares						(297,753)
Decrease in retained earnings due to deconsolidation						(3,499)
Changes in items other than shareholders’ equity during current period, net	(347,883)	(2,520)	(350,404)	(230)	(16,779)	(367,413)
Total changes during current period	(347,883)	(2,520)	(350,404)	(230)	(16,779)	(274,081)
Balance at end of current period	(382,916)	(200,808)	(583,725)	472	560,053	12,468,956

6

Non-consolidated Balance Sheets

(As of December 31, 2020)

(Yen in thousands)

Item	Amount	Item	Amount
Assets		Liabilities
Current Assets	12,600,414	Current liabilities	909,806
Cash and cash equivalents	2,187,433	Short-term borrowings	293,250
Operating accounts receivable	172,739	Current portion of long-term borrowings	130,000
Operational investment securities	9,132,521	Accounts payable - other	158,628
Operating loans	646,942	Accrued expenses	130,379
Short-term loans receivable	293,250	Income taxes payable	189,090
Advances paid	72,663	Deposits received	8,459
Consumption taxes receivable	21,999	Noncurrent liabilities	1,546,075
Prepaid expenses	27,269	Long-term borrowings	873,500
Other	45,598	Provision for directors’ retirement benefits	103,400
Noncurrent assets	1,138,213	Provisions for directors’ share-based compensation	137,197
Property, plant and equipment	13,048	Provisions for employees’ share-based compensation	11,250
Buildings	7,211	Provision for retirement benefits	117,210
Tools, furniture and fixtures	5,837	Long-term accounts payable-other	291,704
Intangible assets	566	Long-term deposits received	11,814
Software	566	Total liabilities	2,455,881
Investments and other assets	1,124,599	Net Assets
Investment securities	9,250	Shareholders’ Equity	11,635,289
Investments in subsidiaries and associates	451,009	Stated capital	3,026,174
Lease and guarantee deposits	44,741	Capital surplus	2,996,174
Deferred tax assets	599,044	Capital reserve	2,996,174
Long-term prepaid expenses	20,555	Retained earnings	6,210,132
		Other retained earnings	6,210,132
		Retained earnings carried forward	6,210,132
		Treasury stock	(597,190)
		Valuation and translation adjustments	(353,014)
		Valuation difference on available-for-sale securities	(353,014)
		Share options	472
		Total net assets	11,282,747
Total Assets	13,738,628	Total Liabilities and Net Assets	13,738,628

7

Non-consolidated Statements of Income

(From January 1, 2020

through December 31, 2020)

(Yen in thousands)

Item	Amount
Operating revenue		5,057,848
Operating cost		3,566,846
Operating gross profit		1,491,002
Selling, general and administrative expenses		1,334,432
Operating income		156,570
Non-operating income
Interest income	11,991
Dividends income	998,826
Other	954	1,011,772
Non-operating expenses
Foreign exchange losses	50,738
Borrowing related expenses	16,330
Interest expenses	10,294
Other	1,455	78,818
Ordinary income		1,089,524
Extraordinary income
Gain on sales of shares of subsidiaries and affiliates	383,506	383,506
Income before income taxes and others		1,473,031
Income taxes-current	383,235
Income taxes-deferred	(197,607)	185,628
Net income		1,287,403

8

Non-consolidated Statements of Shareholders’ Equity

(From January 1, 2020

through December 31, 2020)

(Yen in thousands)

	Shareholders’ equity
	Capital stock	Capital surplus		Retained earnings		Treasury shares	Total shareholders’ equity
		Capital reserve	Total capital surplus	Other retained earnings	Total retained earnings
				Retained earnings carried forward
Balance at beginning of current period	3,020,087	2,990,087	2,990,087	5,257,251	5,257,251	(299,437)	10,967,989
Changes in items during current period
Issuance of new shares	6,086	6,086	6,086				12,173
Dividends of surplus				(334,521)	(334,521)		(334,521)
Net income				1,287,403	1,287,403		1,287,403
Purchase of treasury shares						(297,753)	(297,753)
Changes in items other than shareholders’ equity during current period, net
Total changes during current period	6,086	6,086	6,086	952,881	952,881	(297,753)	667,301
Balance at end of current period	3,026,174	2,996,174	2,996,174	6,210,132	6,210,132	(597,190)	11,635,289

9

	Valuation and translation adjustments		Share options	Total net assets
	Valuation difference on available-for-sale securities	Total valuation and translation adjustments
Balance at beginning of current period	(31,507)	(31,507)	702	10,937,183
Changes in items during current period
Issuance of new shares				12,173
Dividends of surplus				(334,521)
Net income				1,287,403
Purchase of treasury shares				(297,753)
Changes in items other than shareholders’ equity during current period, net	(321,507)	(321,507)	(230)	(321,737)
Total changes during current period	(321,507)	(321,507)	(230)	345,563
Balance at end of current period	(353,014)	(353,014)	472	11,282,747

10

Accounting Auditor’s Report on Consolidated Financial Statements

Independent Auditor’s Report

February 12, 2021

Mercuria Investment Co., Ltd.

The Board of Directors

 KPMG AZSA LLC

Tokyo Office

Koichiro Nojima (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Takashi Matsui (Seal)

Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Opinion

We have audited the consolidated financial statements, which comprise the consolidated balance sheets, the consolidated statements of income, the consolidated statements of shareholders’ equity, and the related notes, of Mercuria Investment Co., Ltd. (“the Company”) as at December 31, 2020 and for the year from January 1, 2020 to December 31, 2020 in accordance with the provisions of Article 444, paragraph (4) of the Companies Act.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position and the results of operations of the corporate group comprising Mercuria Investment Co., Ltd. and its consolidated subsidiaries for the period, for which the consolidated financial statements were prepared, in accordance with accounting principles generally accepted in Japan.

Basis for the Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are independent of the Company and its consolidated subsidiaries in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance as to whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, based on the audit conducted by the audit & supervisory board, and to express our opinion on the consolidated financial statements in our auditor’s report based on an independent position. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

11

As part of our audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks. The selection and application of audit procedures depends on the auditor’s judgment. Moreover, we obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•	Examine internal control relevant to the audit in assessing risks in order to design audit procedures that are appropriate in the circumstances, while the objective of the audit is not to express an opinion on the effectiveness of the Company’s internal control.

•	Evaluate the appropriateness of accounting policies used by management and the appropriateness of the manner of applying those accounting policies as well as the reasonableness of accounting estimates and the adequacy of related disclosures made by management.

•	Conclude on the appropriateness of management’s use of the going concern basis of accounting in preparing the consolidated financial statements, and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists related to the going concern basis of accounting, we are required to draw attention in our auditor’s report to the related disclosures to the consolidated financial statements or, if such disclosures to the consolidated financial statements concerning material uncertainties are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•	Evaluate whether the presentation and disclosures in the consolidated financial statements are in accordance with accounting standards generally accepted in Japan, the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•	Obtain sufficient appropriate audit evidence regarding the financial information of the Company and its consolidated subsidiaries to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the audit of the consolidated financial statements. We remain solely responsible for our audit opinion.

We communicate with the audit & supervisory board members and the audit & supervisory board regarding (i) the planned scope and timing of the audit, (ii) significant audit findings, including any significant deficiencies in internal control that we identify during our audit, and (iii) any other matter required to communicate with them in accordance with auditing standards.

12

We also provide the audit & supervisory board members and the audit & supervisory board with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

Interest required to be disclosed by the Certified Public Accountants Act of Japan

We do not have any interest in the Company or its consolidated subsidiaries which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End

13

Accounting Auditor’s Report on Non-consolidated Financial Statements

Independent Auditor’s Report

February 12, 2021

Mercuria Investment Co., Ltd.

The Board of Directors

 KPMG AZSA LLC

Tokyo Office

Koichiro Nojima (Seal)
Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Takashi Matsui (Seal)
Designated Limited Liability Partner

Engagement Partner

Certified Public Accountant

Opinion

We have audited the financial statements, which comprise the balance sheets, the statements of income, the statements of shareholders’ equity, and the related notes, as well as the accompanying supplemental schedules (together with the financial statements, the “Financial Statements”) of Mercuria Investment Co., Ltd. (“the Company”) for the 16th fiscal year from January 1, 2020 to December 31, 2020 in accordance with the provisions of Article 436, paragraph (2), item (i) of the Companies Act.

In our opinion, the Financial Statements referred to above present fairly, in all material respects, the financial position and the results of operations for the period, for which the Financial Statements were prepared, in accordance with accounting principles generally accepted in Japan.

Basis for the Opinion

We conducted our audit in accordance with auditing standards generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the Financial Statements in Japan, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance as to whether the Financial Statements as a whole are free from material misstatement, whether due to fraud or error, based on the audit conducted by the Audit & supervisory board, and to express our opinion on the Financial Statements in our auditor’s report based on an independent position. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these Financial Statements.

14

As part of our audit in accordance with auditing standards generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the Financial Statements, whether due to fraud or error, design and perform audit procedures responsive to those risks. The selection and application of audit procedures depends on the auditor’s judgment. Moreover, we obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•	Examine internal control relevant to the audit in assessing risks in order to design audit procedures that are appropriate in the circumstances, while the objective of the audit is not to express an opinion on the effectiveness of the Company’s internal control.

•	Evaluate the appropriateness of accounting policies used by management and the appropriateness of the manner of applying those accounting policies as well as the reasonableness of accounting estimates and the adequacy of related disclosures made by management.

•	Conclude on the appropriateness of management’s use of the going concern basis of accounting in preparing the Financial Statements, and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists related to the going concern basis of accounting, we are required to draw attention in our auditor’s report to the related disclosures to the Financial Statements or, if such disclosures to the Financial Statements concerning material uncertainties are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•	Evaluate whether the presentation and disclosures in the Financial Statements are in accordance with accounting standards generally accepted in Japan, the overall presentation, structure and content of the Financial Statements, including the disclosures, and whether the Financial Statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with the audit & supervisory board members and the audit & supervisory board regarding (i) the planned scope and timing of the audit, (ii) significant audit findings, including any significant deficiencies in internal control that we identify during our audit, and (iii) any other matter required to communicate with them in accordance with auditing standards.

We also provide the audit & supervisory board members and the audit & supervisory board with a statement that we have complied with relevant ethical requirements regarding independence, and communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

15

Interest required to be disclosed by the Certified Public Accountants Act of Japan

We do not have any interest in the Company which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

End

16

Audit & Supervisory Board’s Audit Report

Audit Report

The audit & supervisory board has prepared this audit report, upon deliberation, on the execution of the directors’ duties in the 16th fiscal year from January 1, 2020 to December 31, 2020, based on the audit reports prepared by each audit & supervisory board member, and hereby reports as follows.

1.   Method and Contents of the Audit by the Audit & Supervisory Board Members and the Audit & Supervisory Board

(1)  The audit & supervisory board determined the audit policy, allocation of duties and other details of the audit, received from each audit & supervisory board member a report on the status of implementation and results of the audit, received from the directors, etc. and the accounting auditor’s report on the status of execution of their duties, and requested explanations as necessary.

(2)  In compliance with the standards for audits by the audit & supervisory board members prescribed by the audit & supervisory board, and pursuant to the audit policy, allocation of duties and other details of the audit, each audit & supervisory board member conducted the audit by the following methods while working to facilitate a mutual understanding with the directors, the internal audit division, and other employees, etc. and endeavoring to collect information and improve the audit environment.

(i)    We have attended the meetings of the board of directors and other important meetings, received reports from the directors and employees, etc. on the status of the execution of their duties, requested explanations as necessary, examined important approval/decision documents, and inspected the status of business and financial position at the Company’s head office and primary offices. With respect to subsidiaries, we endeavored to facilitate a mutual understanding and exchange information with the directors and the audit & supervisory board members, etc. of the subsidiaries, and received reports on their respective businesses as necessary.

(ii)   With regard to (a) the contents of the board of directors’ resolutions regarding the development of the system to ensure that the directors’ execution of their duties described in the Business Report complies with laws and regulations and the Articles of Incorporation, and the development of other systems stipulated in Article 100, paragraphs (1) and (3) of the Ordinance for Enforcement of the Companies Act as being necessary for ensuring the appropriateness of the corporate affairs of a corporate group, comprised of a stock company and its subsidiaries and (b) the systems (internal control systems) developed based on those resolutions, we have regularly received reports from the directors and other employees, etc., requested explanations as necessary, and expressed our opinion on the structure and status of operation of those systems.

(iii)  We monitored and verified whether the accounting auditor maintained its independence and properly conducted its audit, received a report from the accounting auditor on the status of the execution of its duties, and requested explanations as necessary. We were notified by the accounting auditor that it has a “system to ensure that the accounting auditor’s duties will be executed in an appropriate manner” (the matters listed in the items of Article 131 of the Regulations on Corporate Accounting) in accordance with the “Quality Control Standards for Audits” (Business Accounting Council on October 28, 2005), and requested explanations as necessary.

17

Based on the methods describe above, we examined the Business Report and the supplementary statements, the Non-Consolidated Financial Statements (the Non-Consolidated Balance Sheets, the Non-Consolidated Statements of Income, the Non-Consolidated Statements of Shareholders’ Equity, and the Notes to Non-Consolidated Financial Statements) and the supplementary statements, as well as the Consolidated Financial Statements (the Consolidated Balance Sheets, the Consolidated Statements of Income, the Consolidated Statements of Shareholders’ Equity, and the Notes to Consolidated Financial Statements) for the fiscal year under consideration.

2.  Results of Audit

(1) Results of Audit of the Business Report, etc.

(i)    We acknowledge that the Business Report and the supplementary statements fairly present the status of the Company in accordance with laws and regulations and the Articles of Incorporation.

(ii)  We acknowledge that no misconduct or material fact constituting a violation of laws and regulations or the Articles of Incorporation was found with respect to the directors’ execution of their duties.

(iii)   We acknowledge that the board of director’s resolutions concerning the internal control systems are appropriate. We did not find any matter in the Business Report or the directors’ execution of their duties concerning the internal control systems that requires mentioning.

(2) Results of the Audit of the Non-Consolidated Financial Statements and the Supplementary Statements

We acknowledge that the methods and results of the audit performed by the accounting auditor, KPMG AZSA LLC, are appropriate.

(3) Results of the Audit of the Consolidated Financial Statements

We acknowledge that the methods and results of the audit performed by the accounting auditor, KPMG AZSA LLC, are appropriate.

February 18, 2021

Audit & Supervisory Board of Mercuria Investment Co., Ltd.

Audit & Supervisory Board Member (Outside Director) Hideya Ishidou (Seal)

Audit & Supervisory Board Member (Outside Director) Kenichi Masuda (Seal)

Audit & Supervisory Board Member (Outside Director) Tsutomu Ohtani (Seal)

End

18

Reference Documents for the General Meeting of Shareholders

Proposal 1: Appropriation of surplus

The Company believes that returning the profit to its shareholders is one of the most important management issues, and with the basic policy of maintaining stable dividend payouts and in view of matters such as our future business development, the Company would like to pay a year-end dividend for the 16th fiscal period as follows:

Matters related to year-end dividends

(1)	Type of dividend property

Cash

(2)	Matters related to allocation of dividend property and the aggregate amount thereof

20 yen per share of the Company’s common stock, with the aggregate dividend amount being 342,267,780 yen

(3)	Effective date of dividends of surplus

March 31, 2021

19

Proposal 2: Election of seven directors

The terms of office of all seven (7) current directors will expire at the conclusion of this General Meeting. Therefore, the Company requests the election of seven (7) directors. The candidates for directors are as follows:

Candidate No.	Name (Date of birth)		Career summary, and position and responsibility at the Company (Significant concurrent positions outside the Company)	Number of the Company’s shares owned
1	Toshihiro Toyoshima (September 20, 1962)	April 1985	Joined Japan Development Bank (current Development Bank of Japan Inc.)	950,400 shares
		August 2001	Joined the World Bank
		October 2004	Joined Development Bank of Japan (current Development Bank of Japan Inc.)
		October 2005	Director of the Company
		October 2008	CEO of the Company (to present)
		August 2011	Director, MIBJ Consulting (Beijing) Co., Ltd. (to present)
		January 2013	Director, Spring Asset Management Limited (to present)
2	Hideya Ishino (September 16, 1963)	April 1986	Joined Solomon Brothers Asia Ltd. (current Citigroup Global Markets Japan Inc.)	326,400 shares
		April 2000	Joined Spiral Star K.K.
		April 2001	Representative Director and Vice President of Hello Network Asia K.K.
		June 2003	Director, Star Capital Partners K.K.
		March 2004	Director and Vice President, Sport Vanguard K.K.
		June 2008	Joined the Company
		March 2010	Director of the Company (to present)
		August 2011	Director, MIBJ Consulting (Beijing) Co., Ltd. (to present)
		September 2011	Director, ADC International Limited (to present)
		April 2013	Director, Spring Asset Management Limited (to present)
		December 2014	Manager, General Incorporated Association Izumi (to present)
		January 2018	Director, MIC International Limited (to present)
3	Kiyoto Koyama (February 19, 1966)	April 1990	Joined Japan Development Bank (current Development Bank of Japan Inc.)	86,800 shares
		September 2008	Director of the Company (to present)
		June 2014	Head, Growth & Cross Border Investment Dept. of Development Bank of Japan Inc.
		July 2016	Transferred to the Company
		August 2020	Director, CF Focus Limited (to present)
4	*Kenta Kondo (March 13, 1978)	April 2000	Joined Japan Development Bank (current Development Bank of Japan Inc.)	－
		April 2017	Manager, Corporate Finance Department, Division 6 of Development Bank of Japan
		June 2020	Manager, Growth & Cross Border Investment Dept. of Development Bank of Japan (to present)
		June 2020	Outside Director, CUC Inc. (to present)
(Significant concurrent positions outside the Company)
Manager, Growth & Cross Border Investment Dept. of Development Bank of Japan Inc.
5	*Kazuhito Akamatsu (November 28, 1966)	April 1991	Joined ITOCHU Corporation	－
		June 2007	Director, AD Investment Management Co., Ltd.
		April 2011	General Manager, Construction Management Office, Construction & Realty Department No.1 of ITOCHU Corporation
		April 2012	Manager, Planning and Administration Section, Construction and Financial Divisions of ITOCHU Corporation
		April 2016	Acting General Manager, Construction & Realty Department No.1 of ITOCHU Corporation
		April 2019	Acting General Manager, Construction & Realty Department No.2 of ITOCHU Corporation (to present)
(Significant concurrent positions outside the Company)
Acting General Manager, Construction & Realty Department No.2 of ITOCHU Corporation

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6	Terukazu Okahashi (November 25, 1949)	April 1972	Joined MITSUI & CO., LTD.	－
		April 2006	Managing Officer, MITSUI & CO., LTD. General Manager, Osaka Office, MITSUI & CO., LTD.
		April 2009	President, MITSUI & CO. (CANADA) LTD.
		May 2011	Advisor to Seiko Holdings Corporation (to present)
		March 2012	Outside Director, Infomart Corporation (to present)
		June 2014	Outside Director, Sankyu Inc. (to present)
		March 2016	Outside Director of the Company (to present)
(Significant concurrent positions outside the Company)
Advisor to Seiko Holdings Corporation Outside Director, Infomart Corporation Outside Director, Sankyu Inc.
7	Toshio Sasaki (March 3, 1952)	April 1974	Joined The Dai-Ichi Kangyo Bank, Ltd. (current Mizuho Bank, Ltd.)
		April 2004	Managing Executive Officer, Mizuho Bank, Ltd.
		March 2005	Senior Managing Director, Mizuho Capital Co., Ltd.
		June 2006	Director and Vice President, Chuo Real Estate Co., Ltd.
		July 2007	Senior Executive Officer, Isuzu Motors Limited
		June 2010	Director of the Board and Senior Executive Officer, Isuzu Motors Limited
		February 2011	Director of the Board and Managing Executive Officer, Isuzu Motors Limited
		April 2014	Chairman and Representative Director, Isuzu Motors Kinki Co., Ltd.
		April 2016	Chairman and Representative Director, Isuzu Systems Service Ltd.
		April 2017	Advisor to Isuzu Systems Service Ltd.
		March 2018	Outside Director of the Company (to present)
		April 2018	Advisor to Chuo Real Estate Co., Ltd.

Notes:

1.	* New candidates for director
2.	There are no special interests between each candidate and the Company.
3.	Mr. Kenta Kondo, Mr. Kazuhito Akamatsu, Mr. Terukazu Okahashi and Mr. Toshio Sasaki are the candidates for outside directors.
4.
(1)	The Company nominates Mr. Kenta Kondo as a candidate for outside director because he belongs to an investment division of Development Bank of Japan Inc., which holds 24.54% of the total outstanding shares of the Company, and has a wealth of knowledge on areas of growth investment in Japan and abroad. The Company therefore determined that Mr. Kondo will be able to provide opinions and advice to ensure the validity and appropriateness of decision-making of the board of directors. Although Mr. Kondo has never been involved in the management of a company other than by being an outside officer, the Company determined that he can properly fulfill his duties as an outside director based on the reasons explained above.
(2)	The Company nominates Mr. Kazuhito Akamatsu as a candidate for outside director because he belongs to a construction and logistics division of ITOCHU Corporation, which holds 14.18% of the total outstanding shares of the Company, and has a wealth of knowledge on areas of real estate investment in Japan and abroad. The Company therefore determined that Mr. Akamatsu will be able to provide opinions and advice to ensure the validity and appropriateness of decision-making of the board of directors. Although Mr. Akamatsu has never been involved in the management of a company other than by being an outside officer, the Company determined that he can properly fulfill his duties as an outside director based on the reasons explained above.
(3)	The Company nominates Mr. Terukazu Okahashi as a candidate for outside director because of his experience as the president of MITSUI & CO. (CANADA) LTD. after holding key senior positions in MITSUI & CO., LTD., and the Company determined that Mr. Okahashi will be able to provide opinions and advice to ensure the validity and appropriateness of decision-making of the board of directors from an independent point of view.
(4)	The Company nominates Mr. Toshio Sasaki as a candidate for outside director because of his experience in management at several companies including as director of the board and Managing Executive Officer of Isuzu Motors Limited after holding key senior positions in Mizuho Bank, Ltd. The Company therefore determined that Mr. Sasaki will be able to provide opinions and advice to ensure the validity and appropriateness of decision-making of the board of directors from an independent point of view.
5.	Mr. Terukazu Okahashi and Mr. Toshio Sasaki are currently the outside directors of the Company, and have served as an outside director of the Company for five and three years, respectively, at the conclusion of this General Meeting.
6.	The Company has executed an agreement with each of Mr. Terukazu Okahashi and Mr. Toshio Sasaki to limit their liability for damages under Article 423(1) of the Companies Act in accordance with the provisions of Article 427(1) of the same act. The limit of their liability for damages under that agreement is the minimum liability amount prescribed in Article 425(1) of the Companies Act, and the Company intends to continue that agreement should their reappointment be approved. The Company will also execute a similar agreement limiting liability with Mr. Kenta Kondo and Mr. Kazuhito Akamatsu should they be appointed.
7.	Mr. Terukazu Okahashi and Mr. Toshio Sasaki are registered as independent officers under the rules of the Tokyo Stock Exchange, and the Company intends them to remain independent officer should they be reappointed.
8.	The numbers of shares of the Company held by each candidate for director are as of December 31, 2020. The number of shares of the Company held by Mr. Toshihiro Toyoshima, a candidate for director, includes the number of shares held by his asset managing company Union Bay G.K.

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Proposal 3: Election of one audit & supervisory board member

Tsutomu Otani, one of the Company’s audit & supervisory board members, will be retired from office due to resignation at the conclusion of this General Meeting. Therefore, the Company would like to have one (1) new audit & supervisory board member elected.

The audit & supervisory board has given its consent to this proposal.

The candidate for an audit & supervisory board member is as follows:

Name (Date of birth)		Career summary, and position and responsibility at the Company (Significant concurrent positions outside the Company)	Number of the Company’s shares owned
*Kenichi Fujimura (July 31, 1967)	April 1990	Joined The Sumitomo Trust and Banking Co., Ltd. (current Sumitomo Mitsui Trust Bank, Limited)	－
	June 2011	Director, Sumitomo Mitsui Trust Panasonic Finance Co., Ltd.
	April 2013	Assistant Manager, Tokyo Corporate Banking No. 8, Sumitomo Mitsui Trust Bank, Limited
	April 2015	General Manager, Matsuyama Branch, Sumitomo Mitsui Trust Bank, Limited
	February 2017	Executive Director, Nagoya Business Dept. No. 1, Sumitomo Mitsui Trust Bank, Limited
	July 2018	Executive Director, General Manager, Fukuoka Branch and Fukuoka Tenjin Branch, Sumitomo Mitsui Trust Bank, Limited
	January 2021	Executive Director, General Manager, Business Solution Development Dept., Sumitomo Mitsui Trust Bank, Limited (to present)
(Significant concurrent positions outside the Company)
Executive Director, General Manager, Business Solution Development Dept., Sumitomo Mitsui Trust Bank, Limited

Notes:

1.	* New candidate for audit & supervisory board member
2.	There are no special interests between Mr. Kenichi Fujimura and the Company.
3.	Mr. Kenichi Fujimura is a candidate for outside audit & supervisory board member.
4.	The Company nominates Mr. Kenichi Fujimura as a candidate for outside audit & supervisory board member because he belongs to Sumitomo Mitsui Trust Bank, Limited and has a wealth of knowledge on the area of asset management, so the Company determined that he will be able to perform an audit of the management of the Company from an independent point of view. Although Mr. Fujimura has never been involved in the management of a company other than by being an outside officer, the Company determined that he can properly fulfill his duties as an outside audit & supervisory board member of the Company based on the reasons explained above.
5.	The Company intends to execute an agreement with Mr. Kenichi Fujimura to limit his liability for damages under Article 423(1) of the Companies Act in accordance with the provisions of Article 427(1) of the same act should he be appointed.
6.	Mr. Kenichi Fujimura meets the requirements of an independent officer under the rules of the Tokyo Stock Exchange, and the Company will register him as an independent officer under the same rules.

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Proposal 4: Approval of the share transfer plan

The meeting of the board of directors of the Company held on February 19, 2021 passed a resolution regarding the establishment of the holding company (wholly owning parent company) “Mercuria Holdings Co., Ltd.” (hereinafter “the Holding Company”) and the change the Company’s structure to a holding company structure by means of a share transfer solely by the Company (hereinafter “the Share Transfer”) on July 1, 2021 (scheduled date) after completing prescribed procedures such as obtaining a resolution for approval at the annual general meeting of shareholders scheduled to be held on March 30, 2021 (hereinafter “the General Meeting of Shareholders”), the Company hereby provides notice as follows.

We therefore request that the shareholders approve the share transfer plan for the Share Transfer.

The purpose of the Share Transfer and the details of the share transfer plan are as follows.

1.       Purpose of the Share Transfer

(1)       Purpose of the Share Transfer

Since its establishment, the Company’s group has taken as its core concept a “cross border” approach, that is not bound by the constraints of national borders or preconceived ideas, to formulate diverse investment strategies, such as (i) growth investment strategy, (ii) value investment strategy, (iii) buyout and succession investment strategy, (iv) real estate investment strategy, and (v) cash flow investment strategy, and by forming and managing new funds based on these investment strategies, the Company has established a firm footing as a company that operates multi-strategy funds.

The Company currently operates funds including the Mercuria Japan Industrial Growth Fund (Buyout Fund No.1) formed primarily with the Development Bank of Japan Inc. and Sumitomo Mitsui Trust Bank, Limited for the purpose of supporting changes to the control structure of companies, such as company business succession, going private, and the sale of non-core business; the Mercuria BizTech Investment Limited Partnership formed with ITOCHU Corporation for the purpose of supporting growth through technology in the real estate and logistics fields; Enex Infrastructure Investment Corporation (listed on the Tokyo Stock Exchange infrastructure fund market) formed jointly with business partners including ITOCHU ENEX CO., LTD. and Sumitomo Mitsui Trust Bank, Limited for the purpose of investment in renewable energy generation facilities, etc. and steadily expanding asset size and creating stable cash flows; and the Spring Real Estate Investment Trust (listed on the Hong Kong Stock Exchange) that invests primarily in office buildings, etc. in Beijing, China.

Going forward, the Company plans to continue to perform fund management like before, based on the core “cross border” concept, and under circumstances where there are major changes in the macro environment in the form of changes to industrial structures in connection with the spread of COVID-19 and with Tokyo Stock Exchange, Inc. (hereinafter “the TSE”) scheduled to revise market segments, the Company regards the pursuit of further growth opportunities through business expansion to be a major management action point.

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In order to achieve this, the Company believes that it is essential to create a framework to facilitate swift and flexible management decision-making addressing potential company restructuring such as M&As and aim to define the profitability and business responsibilities of each group company and effectively utilize management resources. To that end, the board of directors has decided to establish the Holding Company with the Company as a wholly owned subsidiary through the Share Transfer effective as of July 1, 2021 and change to a pure holding company structure.

(2)       Steps for the Change to a Holding Company Structure

The Company plans to implement the change to a holding company structure as follows.

Current Structure

Step 1: Establishment of the Holding Company by Means of a Sole Share Transfer

As of July 1, 2021, the Holding Company will be established through the Share Transfer and the Company will become a wholly owned subsidiary of the Holding Company.

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Step 2: Holding Company Structure After Reorganization

After completing prescribed procedures, such as obtaining necessary permissions from the relevant authorities, we plan to reorganize the Company’s subsidiaries as the Holding Company’s subsidiaries. We will inform you of the specific details and timing once a decision has been made.

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2.       Outline of the Share Transfer Plan

The details of the Share Transfer are as set forth in the Share Transfer Plan (Copy) below.

Share Transfer Plan (Copy)

Mercuria Investment Co., Ltd. (the “Company”) has formulated a share transfer plan (this “Plan”) as follows to conduct a share transfer (the “Share Transfer”) for the establishment of a wholly owning parent company (the “Holding Company”) that has the Company as a wholly owned subsidiary through a sole share transfer.

Article 1. Purpose, Trade Name, Location of Head Office, Total Number of Authorized Shares, and Other Matters Set Forth in the Articles of Incorporation of the Holding Company

1.	The purpose, trade name, location of head office, and total number of authorized shares of the Holding Company are as follows.
(1)	Purpose

The purpose of the Holding Company shall be as set forth in Article 2 of the Articles of Incorporation attached hereto as Exhibit 1.

(2)	Trade Name

The Holding Company shall be called Kabushiki Kaisha Mercuria Holdings, and Mercuria Holdings Co., Ltd. in English.

(3)	Location of Head Office

The Holding Company has its head office in Chiyoda-ku, Tokyo, and the address of the head office is 3-3 Uchisaiwai-cho 1-chome, Chiyoda-ku, Tokyo.

(4)	Total Number of Authorized Shares

The total number of authorized shares to be issued by the Holding Company shall be 45,000,000 shares of stock.

2.	Matters set forth in the Holding Company’s Articles of Incorporation besides the matters set forth in paragraph 1 above shall be as provided in the Articles of Incorporation attached hereto as Exhibit 1.

Article 2. Names of Directors and Audit & Supervisory Board Members, and Accounting Auditor of the Holding Company upon Incorporation

1.	The names of directors upon incorporation of the Holding Company shall be as follows.
Director	Toshihiro Toyoshima
Director	Hideya Ishino
Director	Kiyoto Koyama
Director	Kenta Kondo
Director	Kazuhito Akamatsu

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Director	Terukazu Okahashi
Director	Toshio Sasaki
2.	The names of audit & supervisory board members upon incorporation of the Holding Company shall be as follows.

Audit & supervisory board member     Hideya Ishidou

Audit & supervisory board member     Kenichi Masuda

Audit & supervisory board member     Kenichi Fujimura

3.	The name of the accounting auditor upon incorporation of the Holding Company shall be as follows.

KPMG AZSA LLC

Article 3. Shares to be Delivered in the Share Transfer and Their Allotment

1.	In the Share Transfer, the Holding Company shall deliver to the shareholders of the Company as of the time immediately prior to the Holding Company acquiring all issued shares of the Company through the Share Transfer (the “Record Time”), the common shares of the Holding Company in a number equivalent to the sum obtained by multiplying the total number of the common shares issued by the Company as of the Record Time by 1, in exchange for the common shares of the Company held by those shareholders.
2.	In the Share Transfer, the Holding Company shall allot to each shareholder of the Company as of the Record Time who is subject to the allotment under paragraph 1 above, the common shares of the Holding Company at a rate of one common share of the Holding Company per common share of the Company held by that shareholder.

Article 4. Amounts of Stated Capital and Reserves of the Holding Company

1.	The amounts of stated capital and reserves of the Holding Company on the date of incorporation shall be as follows.
(1)	Stated capital

JPY 3,000,000,000

(2)	Capital reserves

The amount of capital reserves of the Holding Company on the date of incorporation of the Holding Company shall be determined by the Company pursuant to the provisions of Article 52 of the Regulations on Corporate Accounting.

(3)	Legal retained earnings

JPY 0

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Article 5. Share Options to be Delivered in the Share Transfer and Their Allotment

1.	In the Share Transfer, the Holding Company shall deliver to each holder of the share options issued by the Company as listed in Column 1 of the following table who is entered or recorded in the share option register of the Company as of the Record Time, the share options of the Holding Company listed in Column 2 of the following table in a number equal to the total number of share options of the Company held by that holder as of the Record Time in exchange for such share options of the Company.
	Column 1		Column 2
	Name	Description	Name	Description
(i)	Mercuria Investment Co., Ltd. Series 1 Share Options	Exhibit 2	Mercuria Holdings Co., Ltd. Series 1 Share Options	Exhibit 3
(ii)	Mercuria Investment Co., Ltd. Series 2 Share Options	Exhibit 4	Mercuria Holdings Co., Ltd. Series 2 Share Options	Exhibit 5

2.	In the Share Transfer, the Holding Company shall allot to each holder of share options of the Company as of the Record Time who is subject to the allotment under paragraph 1 above, the share options listed in Column 2 of the table in the paragraph 1 above at a rate of one share option of the Holding Company per share option of the Company listed in Column 1 held by that shareholder.

Article 6. Incorporation Date of the Holding Company

The date for registering incorporation of the Holding Company (the “Incorporation Date”) shall be July 1, 2021; provided, however, that if necessary to proceed with the procedures for the Share Transfer or for some other reason, the Incorporation Date may be changed upon resolution of the board of directors of the Company.

Article 7. General Meeting of Shareholders to Obtain Approval of the Share Transfer Plan

The Company shall seek resolutions approving this Plan and concerning the matters necessary for the Share Transfer at the general meeting of shareholders to be held on March 30, 2021; provided, however, that if necessary to proceed with the procedures for the Share Transfer or for some other reason, the Company may change the date of the general meeting of shareholders.

Article 8. Listing of Shares

The Holding Company shall plan on having the common shares issued by the Holding Company listed on the First Section of the Tokyo Stock Exchange on the Incorporation Date.

Article 9. Shareholder Register Administrator

The shareholder register administrator of the Holding Company shall be the Sumitomo Mitsui Trust Bank, Limited.

Article 10. Amendment of Terms of the Share Transfer and Cancellation of the Share Transfer

If there is a material change to the financial position or operating condition of the Company, or circumstances that significantly impede the execution of the Share Transfer occur due to act of God or any other event during the period from the execution of this Plan until the incorporation of the Holding Company, the Company may, upon a resolution of its board of directors, change the terms and conditions of the Plan or cancel the Share Transfer.

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Article 11. Loss of Effect of this Plan

This Plan shall cease to be effective in either of the following events.

(1)	This Plan is not approved at the general meeting of shareholders of the Company by the day immediately prior to the Incorporation Date.
(2)	The Plan is not approved or permitted by competent government agencies as required by laws and regulations of Japan or any foreign country by the Incorporation Date, or conditions or constraints that significantly impede the execution of the Share Transfer are attached to such approval or permission.

February 19, 2021

Mercuria Investment Co., Ltd.

Uchisaiwai-cho Dai Building

3-3 Uchisaiwai-cho 1-chome, Chiyoda-ku, Tokyo

Toshihiro Toyoshima, CEO

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Exhibit 1 to the Share Transfer Plan

Mercuria Holdings Co., Ltd.

Articles of Incorporation

Chapter 1       General Provisions

Article 1.      Trade Name

The Holding Company shall be called Kabushiki Kaisha Mercuria Holdings, and Mercuria Holdings Co., Ltd. in English.

Article 2.      Purposes

1.	The purposes of the Company, as a holding company, shall be to control and manage the business activities of the companies (including foreign companies), partnerships (including foreign entities equivalent to a partnership), and other business entities equivalent thereto that engage in the following businesses, by holding equity or other interests in such companies, partnerships and business entities.
1.	Guidance on purchase and sale of securities
2.	General consulting services on the management and investment of assets
3.	Guidance and consulting services on corporate management
4.	Intermediacy, mediation and consulting services related to company mergers, demergers and joint ventures, business transfer, purchase and sale of securities, acquisition of shares, equity participation, business alliance and public stock offering, etc.
5.	Mediation and intermediacy of investment targets in Japan and overseas
6.	Acquisition and holding of securities
7.	Investment related to investment partnerships, investment limited partnerships and other similar partnerships
8.	Services related the investment and management of assets of investment partnerships, investment limited partnerships and other similar partnerships
9.	Purchase of monetary claims and mediation and intermediacy of such purchase
10.	Execution of partnership agreements and silent partnership (tokumei kumiai) agreements in Japan and overseas, and intermediacy, liaising and agency of such execution
11.	Type II financial instruments business under the Financial Instruments and Exchange Act
12.	Investment management business under the Financial Instruments and Exchange Act
13.	Investment advisory and agency business under the Financial Instruments and Exchange Act
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14.	Real estate brokerage
15.	Businesses under the Act on Specified Joint Real Estate Ventures
16.	Power generation, and supply and sale of electricity and heat generated, by natural energy, etc.
17.	Installation, purchase and sale, operation, and maintenance and management of equipment for power generation by natural energy, etc.
18.	Planning, production and management businesses, etc. of various events related to natural energy, etc.
19.	Study and research, provision of information, and other related activities concerning natural energy, etc.
20.	All businesses contingent on or related to the preceding items
2.	The Company may engage in the businesses listed in the items of the preceding paragraph.

Article 3.      Location of Head Office

The Company has its head office in Chiyoda-ku, Tokyo.

Article 4.      Corporate Organs

The Company shall have the following organs in addition to the general meeting of shareholders and directors.

1.	Board of directors
2.	Audit & supervisory board members
3.	Audit & supervisory board
4.	Accounting auditor

Article 5.      Method of Public Notice

The Company shall issue public notices electronically; provided, however, that if the Company is unable to issue a notice by means of electronic public notice due to an accident or other unavoidable cause, notices shall be published in the Nikkei newspaper issued in Tokyo.

Chapter 2      Shares

Article 6.      Total Number of Authorized Shares

The total number of authorized shares to be issued by the Company shall be 45,000,000 shares of stock.

Article 7.      Acquisition of Treasury Shares

In accordance with the provisions of Article 165, paragraph (2) of the Companies Act, the Company may acquire its own shares by a resolution of the board of directors.

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Article 8.      Share Units

The number of shares constituting one unit of the Company shall be 100 shares.

Article 9.      Rights to Shares Less than One Unit

The shareholders of the Company may not exercise any rights other than the rights set forth below with respect to their shares less than one unit.

1.	The rights set forth in the items of Article 189, paragraph (2) of the Companies Act
2.	The rights to make demands pursuant to the provisions of Article 166, paragraph (1) of the Companies Act
3.	The right to receive allotment of shares for subscription and share options for subscription in proportion to the number of shares held by the shareholder

Article 10.      Shareholder Register Administrator

1.	The Company shall have a shareholder register administrator.
2.	The shareholder register administrator and the location for handling its business shall be determined by a resolution of the board of directors.
3.	Preparation and provision of the shareholder register and the share option register of the Company, and other administrative work for the shareholder register and the share option register, shall be delegated to the shareholder register administrator, and shall not be performed by the Company.

Article 11.      Share Handling Regulations

Handling and fees relating to shares of the Company shall be governed by the Share Handling Regulations established by the board of directors in addition to the laws and regulations or these Articles of Incorporation.

Chapter 3      General Meeting of Shareholders

Article 12.      Convocation

Annual general meetings of shareholders of the Company shall be convened within three months after the end of each business year. Extraordinary general meetings of shareholders shall be convened as necessary.

Article 13.      Record Date for Annual General Meetings of Shareholders

The record date for voting rights for the Company’s annual general meeting of shareholders shall be March 31 of each year.

Article 14.      Convener and Chair

Unless otherwise provided by laws and regulations, general meetings of shareholders shall be convened by the representative director pursuant to a resolution of the board of directors and shall be chaired by the representative director. If the Company has more than one representative director, the order of precedence shall be determined in advance by a resolution of the board of directors. If none of the representative directors is unable to serve as the chair, another director shall serve as the chair in accordance with the order of precedence determined in advance by a resolution of the board of directors.

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Article 15.      Disclosure via the Internet and Deemed Provision of Reference Documents, etc., for a Shareholders Meeting

In convening a general meeting of shareholders, if the Company discloses information related to matters to be stated or indicated in the reference documents for the general meeting of shareholders, business reports, financial statements, and consolidated financial statements by a method using the Internet in accordance with the ordinance of the Ministry of Justice, the Company may deem that it has provided such information to its shareholders.

Article 16.      Method of Resolution

1.	Unless otherwise provided by laws and regulations or these Articles of Incorporation, resolutions of general meetings of shareholders shall be passed by a majority of votes of the shareholders in attendance.
2.	Resolutions provided for in Article 309, paragraph (2) of the Companies Act shall be passed by a majority of two-thirds or more of votes of the shareholders present at the meeting where the shareholders holding one-third or more of the votes of the shareholders entitled to exercise their votes are present.

Article 17.      Proxy Voting

Shareholders may exercise their voting rights by appointing one other shareholder who has a voting right as their proxy. In this case, the shareholder or their proxy must submit a document evidencing the proxy right to the Company for each general meeting of shareholders.

Chapter 4      Directors and Board of Directors

Article 18.      Number of Directors

The Company shall have no more than ten directors.

Article 19.      Election of Directors

1.	Directors shall be elected at general meetings of shareholders.
2.	Resolutions for the election of directors shall be passed by a majority of the votes of the shareholders present at the meeting where the shareholders holding one-third or more of the votes of the shareholders entitled to exercise their votes are present.
3.	No cumulative voting shall be used in the election of directors.

Article 20.      Term of Office of Directors

1.	The term of office of directors of the Company shall be until the conclusion of the annual general meeting of shareholders for the business year ending within one year after their election.
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2.	The term of office of a director who has been elected to fill the vacancy or increase the number of directors shall be the same as the remaining term of office of the other directors.

Article 21.      Representative Directors and Directors with Special Titles

1.	The board of directors shall, by its resolution, appoint at least one representative director.
2.	The board of directors may, by its resolution, elect at least one director with special titles.

Article 22.      Remuneration, etc. for Directors

Remuneration, bonuses, and other financial benefits received by directors from the Company as consideration for the execution of their duties shall be determined by a resolution of the general meeting of shareholders.

Article 23.      Board of Directors

1.	Directors shall comprise the board of directors.
2.	The board of directors shall, by its resolution, determine all material matters concerning operations of the Company and the matters set forth in laws and regulations and these Articles of Incorporation.

Article 24.      Convener and Chair of the Board of Directors.

1.	Unless otherwise provided by laws and regulations, the board of directors meetings shall be convened and chaired by the representative director. If the Company has more than one representative director, the order of precedence shall be determined in advance by a resolution of the board of directors. If none of the representative directors is unable to fulfill such duties, these duties shall be performed by another director, in accordance with the order of precedence determined in advance by a resolution of the board of directors.
2.	The person authorized to convene the board of directors meetings shall issue a notice of convocation to the directors and the audit & supervisory board members three days before the date of the board of directors meeting; provided, however, that this period may be shortened if necessary due to an emergency. With the consent of all directors and audit & supervisory board members, a meeting of the board of directors may be held without going through the convocation procedure.

Article 25.      Method of Resolution of the Board of Directors

1.	Unless otherwise provided by laws and regulations, resolutions of the board of directors meetings shall be passed by a majority of votes of the shareholders in attendance at the meeting where a majority of directors are present.
2.	The Company shall deem a resolution of the board of directors to have been passed if the requirements under Article 370 of the Companies Act have been satisfied; provided, however, that this shall not apply if an audit & supervisory board member raises an objection to the relevant proposal.
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Article 26.      Exemption from Liability of Directors

1.	Pursuant to the provisions of Article 426, paragraph (1) of the Companies Act, the Company may, by a resolution of the board of directors, exempt directors (including those who formerly served as directors) from liability for damages due to neglect of duties, to the extent permitted by laws and regulations.
2.	Pursuant to Article 427, paragraph (1) of the Companies Act, the Company may enter into an agreement with a director (excluding those who are executive directors, managers or other employees) to limit liability for damages due to neglect of duties; provided, however, that the limit of liability pursuant to such agreement shall be the amount provided for in the items of Article 425, paragraph (1) of the Companies Act.

Chapter 5      Audit & Supervisory Board Members and Audit & Supervisory Board

Article 27.      Number of Audit & Supervisory Board Members

The Company shall have no more than four audit & supervisory board members.

Article 28.      Election of Audit & Supervisory Board Members

1.	Audit & supervisory board members shall be elected at general meetings of shareholders.
2.	Resolutions for the election of audit & supervisory board members shall be passed by a majority of the votes of the shareholders present at the meeting where the shareholders holding one-third or more of the votes of the shareholders entitled to exercise their votes are present.

Article 29.      Term of Office of Audit & Supervisory Board Members

1.	The term of office of audit & supervisory board members shall be until the conclusion of the annual general meeting of shareholders for the last business year ending within four years after their election.
2.	The term of office of an audit & supervisory board member who has been elected to fill the vacancy of another audit & supervisory board member who retired from their post before the expiry of their term of office shall be the expiration of the term of office of the retired audit & supervisory board member.

Article 30.      Full-time Audit & Supervisory Board Members

The audit & supervisory board shall, by its resolution, appoint full-time audit & supervisory board members.

Article 31.      Substitute Audit & Supervisory Board Member

1.	The Company may elect substitute audit & supervisory board members at general meetings of shareholders by way of precaution against a vacancy which results in a shortfall in the number of audit & supervisory board members prescribed in laws and regulations.
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2.	The provisions of Article 28, paragraph (2) shall apply mutatis mutandis to a quorum for a resolution for the election of substitute audit & supervisory board members.
3.	The term of office of a substitute audit & supervisory board member who has been elected under paragraph 1 shall be until the expiration of the term of office of their predecessor.
4.	A resolution for the election of a substitute audit & supervisory board member shall continue to be in effect until the start of the annual general meeting of shareholders for the last business year ending within four years after their election.

Article 32.       Remuneration, etc. for Audit & Supervisory Board Members

Remuneration, bonuses, and other financial benefits received by audit & supervisory board members from the Company as consideration for the execution of their duties shall be determined by a resolution of the general meeting of shareholders.

Article 33.      Convocation of Meetings of Audit & Supervisory Board

1.	Convocation notices for meetings of the audit & supervisory board shall be issued to audit & supervisory board members three days before the date of the meeting; provided, however, that this period may be shortened if necessary due to an emergency.
2.	With the consent of all audit & supervisory board members, a meeting of the audit & supervisory board may be held without going through the convocation procedure.

Article 34.      Method of Resolution of the Audit & Supervisory Board

Unless otherwise provided by laws and regulations, resolutions of the audit & supervisory board shall be passed by a majority of the audit & supervisory board members in attendance.

Article 35.      Exemption from Liability of Audit & Supervisory Board Members

1.	Pursuant to the provisions of Article 426, paragraph (1) of the Companies Act, the Company may, by a resolution of the board of directors, exempt audit & supervisory board members (including those who formerly served as audit & supervisory board members) from liability for damages, to the extent permitted by laws and regulations.
2.	Pursuant to Article 427, paragraph (1) of the Companies Act, the Company may enter into an agreement with an audit & supervisory board member to limit liability for damages under Article 423, paragraph (1) of the Companies Act; provided, however, that the limit of liability pursuant to such agreement shall be the minimum liability amount stipulated by laws and regulations.

Chapter 6      Accounting Auditor

Article 36.      Method of Election

The accounting auditor shall be elected at a general meeting of shareholders.

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Article 37.      Term of Office of Accounting Auditor

1.	The term of office of the accounting auditor shall be until the conclusion of the annual general meeting of shareholders for the last business year finishing within one year after their election.
2.	Unless otherwise resolved at the annual general meeting of shareholders under the preceding paragraph, the accounting auditor shall be deemed to have been re-elected at such annual general meeting of shareholders.

Article 38.      Remuneration, etc. for Accounting Auditors

Remuneration for the accounting auditor shall be determined by the representative director with the consent of the audit & supervisory board.

Chapter 7      Accounting

Article 39.      Business Year

The Company’s business year shall be from January 1 until March 31 of each year

Article 40.      Payment of Dividends of Surplus and Interim Dividends

1.	The Company may, by a resolution of the general meeting of shareholders, pay dividends of surplus to the shareholders or registered pledgees of shares entered or recorded in the final shareholder register as of December 31 of each year.
2.	The Company may pay dividends of surplus to the shareholders or registered pledgees of shares entered or recorded in the final shareholder register as of June 30 of each year, only once during a business year by a resolution of the board of directors.
3.	The Company shall be released from its obligation to pay the dividends that have not been received after the lapse of three years from the date of the commencement of the payment.

Supplementary Provisions

Article 1.      Initial Business Year

Notwithstanding the provisions of Article 39, the initial business year of the Company shall be for the period from the date of its incorporation to December 31, 2021.

Article 2.      Remuneration

1.	Notwithstanding the provisions of Article 22, the total amount of remuneration, etc. for directors of the Company for the period from the date of incorporation of the Company until the conclusion of the first annual general meeting of shareholders shall be no more than 500 million yen per year (excluding the portion of employee’s salary payable to directors who concurrently serve as employees).
2.	Notwithstanding the provisions of Article 32, the total amount of remuneration, etc. for audit & supervisory board members of the Company for the period from the date of incorporation of the Company until the conclusion of the first annual general meeting of shareholders shall be no more than 300 million yen per year.
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3.	Pursuant to the share-based compensation plan for directors of the Company (the “Plan”), the Company shall pay share-based compensation to directors as follows separately from the total amount of remuneration, etc. for directors under the provisions of paragraph 1 of this Article.
(1)	Overview of the Plan

The Plan is a share-based compensation plan under which a trust established by the Company (the “Trust”) through contribution of money will acquire shares of the Company and deliver shares of the Company to each director in a number equivalent to the number of points granted by the Company to that director.

Shares of the Company will be delivered to directors, in principle, at the time of their retirement.

(i)	Directors subject to the Plan	Directors of the Company (excluding outside directors)
(ii)	Initial trust period	Approximately three years
(iii)	Maximum amount of money contributed by the Company during the initial trust period in (ii) as funds necessary for the acquisition of shares of the Company to be delivered to directors	300 million yen in total
(iv)	Method of acquisition of shares of the Company	Disposition of treasury shares or acquisition of shares in a share exchange market (including off-floors trading)
(v)	Upper limit of the total number of points to be granted to the directors in (i)	70,000 points per business year
(vi)	Criteria for granting points	Points will be granted according to the positions, etc.
(vii)	Timing of delivery of shares of the Company to the directors in (i)	In principle, at the time of retirement

(2)	Maximum amount of money contributed by the Company

The initial trust period of the Trust will be approximately three years. During the initial trust period, the Company will contribute money up to 300 million yen in total as remuneration for the directors in office during the subject period, as funds necessary for the acquisition of shares of the Company to be delivered to the subject directors pursuant to the Plan, and will establish the Trust whose beneficiaries will be the directors who satisfy certain requirements. The Trust will acquire shares of the Company using money entrusted by the Company by way of disposition of treasury shares of the Company or acquisition of shares of the Company in a share exchange market (including off-floors trading).

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Note:	The money actually entrusted by the Company to the Trust will be a sum of the funds for acquisition of shares of the Company above and an estimated amount of necessary expenses such as trust fees and fees for the trust administrator.

At the expiration of the trust term (if the Plan is continued by extending the trust period, at the expiration of the extended trust period), the Plan may be continued each time by extending the trust period up to three years by resolution of the Board of Directors of the Company (including a case where the trust period will be practically extended by transferring trust assets of the Trust to a trust to be established by the Company for the same purpose as that of the Trust; the same shall apply hereinafter). In this case, the Company will make additional contributions of money to the Trust within the limit of the amount obtained by multiplying 100 million yen by the number of years of the extended trust period, as funds to acquire additional shares of the Company necessary for delivery to directors under the Plan. In addition, in this case, the subject period will be extended in accordance with such continuation of the Trust and extension of the trust period, and grant of points and delivery of shares of the Company described in (3) below will be continued within the extended trust period.

Also, even in a case where the trust period will not be extended and the Trust will not be continued, not like the aforementioned case, if there are directors who have been granted points but have not retired yet at the expiration of the trust period, the trust period of the Trust may be extended until those directors retire and delivery of the shares of the Company completes.

(3)	Calculation method and upper limit of shares of the Company to be delivered to directors
(i)	Granting method, etc. of points to directors

Pursuant to the Share Delivery Regulations established by the board of directors of the Company, the Company will grant points to each director in accordance with their position, etc. on the point granting day, which is specified in the Share Delivery Regulations, during the trust period.

However, the upper limit of the total number of points to be granted to directors by the Company will be 70,000 points per business year.

(ii)	Delivery of shares of the Company in accordance with the number of points granted

Directors will be delivered shares of the Company in accordance with the number of points granted in (i) above, through the procedures described in (iii) below.

One point is equivalent to one share of the Company; provided, however, if an event occurs with respect to shares of the Company such as stock split and stock consolidation, where it is considered reasonable to adjust the number of shares of the Company to be delivered, reasonable adjustments will be made in accordance with the split ratio or the consolidation ratio in such event.

(iii)	Delivery of shares of the Company to directors
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Delivery of shares of the Company to directors described in (ii) above will be carried out by the Trust after going through a prescribed beneficiary identification procedure by each director at the time of their retirement.

However, a certain ratio of such shares of the Company may be delivered in cash instead of shares of the Company, after the Company sells them and converts into money under the Trust for the purpose of deducting funds to pay withholding income tax, etc. from income at source. Further, in the event where shares of the Company in the Trust are converted into money, such as where shares of the Company in the Trust are tendered in a tender offer and settled, money may be delivered instead of shares of the Company.

(4)	Exercise of voting rights

Based on the direction of the trust administrator who is independent of the Company and its officers, voting rights for shares of the Company in the Trust shall not be exercised uniformly. This method is aimed at ensuring the neutrality in management of the Company concerning the exercise of voting rights for shares of the Company in the Trust.

(5)	Handling of dividends

Dividends paid on shares of the Company in the Trust will be received by the Trust and appropriated for the payment of expenses to acquire shares of the Company, trust fees of the trustee pertaining to the Trust, etc.

Article 3.      Deletion of These Supplementary Provisions

These Supplementary Provisions shall be deleted upon the conclusion of the first annual general meeting of shareholders of the Company.

End

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Exhibit 2 to the Share Transfer Plan

Terms of Mercuria Investment Co., Ltd. Series 1 Share Options

1.	Name of share options

Mercuria Investment Co., Ltd. Series 1 Share Options

2.	Class and number of shares underlying the share options

Class of shares underlying the share options shall be common shares of Mercuria Investment Co., Ltd. (the “Company”), and the number of shares underlying each share option (“Number of Shares Granted”) shall be 100 shares.

However, if the Company conducts a stock split (including allotment of common shares of the Company without contribution; hereinafter the same) or stock consolidation of common shares of the Company on or after the date of allotment of share options (the “Allotment Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and any fraction less than one share resulting from the adjustment shall be rounded down.

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	×	Ratio of stock split or stock consolidation

For the day on which the Number of Shares Granted after adjustment is applied, the provisions of Section 4.(2)j shall apply mutatis mutandis.

In addition to the above, if the Company conducts a merger or demerger, or the adjustment of the Number of Shares Granted is otherwise necessary on or after the Allotment Date, the Company may adjust the Number of Shares Granted in an appropriate manner to a reasonable extent.

In adjusting the Number of Shares Granted, the Company shall notify the holders of share options entered in the share option register (“Share Option Holders”) or give public notice of necessary matters by the day immediately before the day on which the Number of Shares Granted after adjustment is applied; provided, however, that if the Company is unable to notify the Share Option Holders or give public notice by the day immediately before the day of such application, the Company shall do so immediately thereafter.

3.	Value of property to be contributed when Share Options are exercised

The value of property to be contributed when the share options are exercised shall be the amount obtained by multiplying the amount to be paid in per share to be delivered by exercising a share option (the “Exercise Price”), by the Number of Shares Granted.

The Exercise Price shall be 190,000 yen, subject to the adjustment under Section 4 below.

4.	Adjustment of Exercise Price
(1)	If the Company conducts ① or ② below with respect to common shares of the Company on or after the Allotment Date, the Exercise Price shall be adjusted in accordance with the following formula (the “Exercise Price Adjustment Formula”), and any fraction less than one yen resulting from the adjustment shall be rounded up.
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①        If the Company conducts a stock split or stock consolidation

1
Exercise Value after adjustment	=	Exercise Value before adjustment	×	Ratio of stock split or stock consolidation

②	If the Company issues new shares or disposes of treasury shares at a price below the market price (excluding the case of sale of treasury shares pursuant to the provisions of Article 194 (Demand for Sale to Holder of Shares Less than One Unit) of the Companies Act, conversion of securities that is to be converted or that is convertible to common shares of the Company, or exercise of share options (including share options attached to bonds with share options) that enables a demand for delivery of common shares of the Company)
				Number of issued shares	+	Number of new shares to be issued × Paid-in amount per share
Market price
Exercise Value after adjustment	＝	Exercise Value before adjustment	×	Number of issued shares + Number of new shares to be issued

i.	The “market price” used in the Exercise Price Adjustment Formula shall be the following price.
a)	On or before the day immediately preceding the day of the Public Offering (as defined in b) below) of the Company

Exercise Price before adjustment on the day immediately preceding the “day on which the Exercise Price after adjustment is applied” set forth in (2) below (the “Application Date”)

b)	If common shares of the Company are listed on any of the financial instruments exchanges in Japan (the “Public Offering”)

The average price of the closing prices (including quotations; hereinafter the same) for regular trading of common shares of the Company on the financial instruments exchange on which common shares of the Company are listed (if common shares of the Company are listed on multiple financial instruments exchanges, the primary exchange that is judged to be the most appropriate in light of the factors such as the trading volume and turnover ratio of common shares of the Company during the relevant period) for the period of 30 trading days from the 45th trading day before the Application Date (excluding the day when there is no closing price). The “average price” shall be calculated by rounding off to the first decimal place.

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ii.	The “Number of issued shares” in the Exercise Price Adjustment Formula shall be the total number of issued common shares of the Company as of the record date, if any, or otherwise the date one month prior to the Application Date, less the number of treasury shares of common shares of the Company held by the Company.
iii.	In the case of disposition of treasury shares, the “Number of new shares to be issued” in the Exercise Price Adjustment Formula shall be replaced with the “Number of treasury shares to be disposed of.”
(2)	The day on which the Exercise Price after adjustment is applied shall be subject to the following.
①	If adjustment is made pursuant to (1)j above, the Exercise Price after adjustment shall be applied, in the case of a stock split, as from the day immediately following the record date for the stock split (if there is no record date, the effective date of the stock split), and in the case of a stock consolidation, as from the effective date of the stock consolidation; provided, however, that if a stock split is subject to the condition that a proposal to increase the stated capital or reserves by decreasing the amount of surplus is approved at the Company’s general meeting of shareholders, and the record date for the stock split is set to be the day that is or precedes the day of conclusion of such general meeting of shareholders, the Exercise Price after adjustment shall be applied retrospectively to the day immediately following the record date on and after the date immediately following the day of conclusion of the general meeting of shareholders.

Under the proviso of the preceding paragraph, the Company shall adjust, in accordance with the following formula, the number of common shares of the Company to be delivered to the Share Option Holders who have exercised their Share Options during the period form the day immediately following the record date for the stock split to the day of conclusion of the general meeting of shareholders (the number of shares that may be delivered by exercising share options, the “Number of Shares Subject to Exercise Before Split”). Any fraction less than one share resulting from the adjustment shall be rounded down.

Number of new shares to be issued	＝	(Exercise Price before adjustment – Exercise Price after adjustment)	×	Number of Shares Subject to Exercise Before Split
Exercise Price after adjustment

②	If adjustment is made pursuant to (1)② above, the Exercise Price after adjustment shall be applied as from the day immediately following the paid-in date (if a period for payment is prescribed, the last day of that period) for such issuance or disposition (or, if a record day is prescribed, as from the day immediately following the record date).
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(3)	In addition to (1)(i) and (ii) above, if it is necessary to adjust the Exercise Price such as where the Company allots shares of another class without contribution to common shareholders or distributes shares of another company to common shareholders as dividends, the Company may adjust the Exercise Price to a reasonable extent after taking conditions and other factors of the allotment or distribution as dividends into consideration.
(4)	In adjusting the Exercise Price, the Company shall notify the Share Option Holders or give public notice of necessary matters by the day immediately before the Application Date; provided, however, that if the Company is unable to notify the Share Option Holders or give public notice by the day immediately before the Application Date, the Company shall do so immediately thereafter.
5.	Period during which share options may be exercised

From December 1, 2017 to March 31, 2025

6.	Matters concerning stated capital and capital reserve to be increased where shares are issued as a result of exercising share options
(1)	The amount of stated capital to be increased in the case where shares are issued as a result of exercising share options shall be one-half the maximum amount of increase in stated capital, etc. calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting, and any fraction less than one yen resulting from the calculation shall be rounded up.
(2)	The amount of capital reserve to be increased in the case where shares are issued as a result of exercising share options shall be the maximum amount of increase in stated capital set forth in (1) above, less the amount of stated capital to be increased under (1) above.
7.	Restriction on acquisition of share options by way of transfer

Any acquisition of share options by way of transfer requires approval by resolution of the board of directors of the Company.

8.	Terms of acquisition of share options

If any of the following proposals (1), (2), (3), (4) or (5) is approved at the general meeting of shareholders of the Company (or, if no resolution by the general meeting of shareholders is required, a resolution for any of the following proposals is adopted by the board of directors of the Company), the Company may acquire share options without consideration on a day separately determined by the board of directors.

(1)	Proposal for approval of a merger agreement under which the Company will be absorbed
(2)	Proposal for approval of a demerger agreement or demerger plan under which the Company will be demerged
(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will be a wholly owned subsidiary
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(4)	Proposal for approval of amendment to the Articles of Incorporation to provide that the acquisition by way of transfer of all shares issued by the Company is subject to approval of the Company
(5)	Proposal for approval of amendment to the Articles of Incorporation to provide that the acquisition by way of transfer of a certain class of shares underlying share options is subject to approval of the Company, or that all of the shares of such class will be acquired by the Company by a resolution of a general meeting of shareholders
9.	Policy on the decision regarding the details of delivery of share options of the Reorganized Company in Reorganization

If the Company is subject to a merger (limited to a merger in which the Company is absorbed), an absorption-type demerger or incorporation-type demerger (in each case limited to a demerger in which the Company is demerged), or a share exchange or share transfer (limited to cases where the Company becomes a wholly owned subsidiary) (collectively, the “Reorganization”), the Company shall deliver share options of the stock company (the “Reorganized Company”) listed in Article 236, paragraph (1), item 8(a) through (e) of the Companies Act, to the Share Option Holders holding outstanding share options (the “Outstanding Share Options”) immediately before the effective date of the Reorganization (meaning, in the case of an absorption-type merger, the date on which such absorption-type merger becomes effective; in the case of an incorporation-type merger, the date of incorporation of the company incorporated by such merger; in the case of an absorption-type demerger, the date on which such absorption-type demerger becomes effective; in the case of an incorporation-type demerger, the date of incorporation of the company incorporated by such demerger; in the case of a share exchange, the date on which such share exchange becomes effective; and in the case of a share transfer, the date of incorporation of the wholly owning parent company incorporated through the share transfer); provided, however, that the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type demerger agreement, incorporation-type demerger plan, share exchange agreement, or share transfer plan shall provide that the share options of the Reorganized Company will be delivered to the holders of the Outstanding Share Options in accordance with each of the following items

(1)	Number of share options of the Reorganized Company to be delivered

The number of share options equal to the number of Outstanding Share Options held by each Share Option Holder shall be delivered.

(2)	Class of shares of the Reorganized Company underlying the share options

Common shares of the Reorganized Company

(3)	Number of shares of the Reorganized Company underlying the share options

To be determined in accordance with Section 2 above, taking various factors such as the conditions applicable to the Reorganization into consideration

(4)	Value of property to be contributed when share options are exercised
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The value of property to be contributed upon exercise of each share option to be delivered shall be the amount obtained by multiplying the exercise price after the Reorganization to be obtained by adjusting the Exercise Price set forth in Section 3 above after taking factors such as the conditions applicable to the Reorganization into consideration, by the number of shares of the Reorganized Company underlying the share options, which is determined pursuant to item (3) above.

(5)	Period during which share options may be exercised

Period from the later of the starting day of the period during which share options may be exercised as set forth in Section 5 above or the effective date of the Reorganization until the expiration date of the period during which share options may be exercised as set forth in Section 5 above

(6)	Matters concerning stated capital and capital reserve to be increased where shares are issued as a result of exercising share options

To be determined in accordance with Section 6 above

(7)	Restriction on acquisition of share options by way of transfer

Any acquisition of share options by way of transfer requires approval by resolution of the board of directors of the Reorganized Company.

(8)	Terms of acquisition of share options

To be determined in accordance with Section 8 above

(9)	Other conditions for exercise of share options

To be determined in accordance with Section 11 below

10.	Handling of fractions less than one share resulting upon exercise of share options

If the number of the shares to be delivered to a Share Option Holder exercising the share options includes a fraction less than one share, the fraction shall be rounded down.

11.	Other conditions for exercise of share options
(1)	The directors and employees of the Company and the directors and employees of the Company’s subsidiaries who have been allotted share options must be in any of the positions of director, audit & supervisory board member or employee of the Company or director, audit & supervisory board member or employee of a subsidiary of the Company when exercising their share options; provided, however, that this shall not apply at the time of retirement upon expiration of their term of office or when there are other justifiable reasons.
(2)	The individual who has been seconded to the Company and has been allotted share options must remain seconded to the Company or have been transferred to the Company when exercising their share options.
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(3)	The outside cooperator who has been allotted share options must be in the position of outside cooperator of the Company when exercising their share options.
(4)	If the Company makes the Public Offering of its common shares, share options may be exercised.
(5)	If the board of directors resolves to cancel the Public Offering of common shares of the Company or the board of directors receives a report on the cancellation of the Public Offering, share options may be exercised.
(6)	If a Share Option Holder waves their share options, they may not exercise their share options.
12.	Method of calculating the paid-in amount for share options

No money shall be required to be paid in.

13.	Allotment date of share options

November 30, 2015

End

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Exhibit 3 to the Share Transfer Plan

Terms of Mercuria Holdings Co., Ltd. Series 1 Share Options

1.	Name of share options

Mercuria Holdings Co., Ltd. Series 1 Share Options

2.	Class and number of shares underlying the share options

Class of shares underlying the share options shall be common shares of Mercuria Holdings Co., Ltd. (the “Company”), and the number of shares underlying each share option (“Number of Shares Granted”) shall be 600 shares.

However, if the Company conducts a stock split (including allotment of common shares of the Company without contribution; hereinafter the same) or stock consolidation of common shares of the Company on or after the date of allotment of share options (the “Allotment Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and any fraction less than one share resulting from the adjustment shall be rounded down.

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	×	Ratio of stock split or stock consolidation

For the day on which the Number of Shares Granted after adjustment is applied, the provisions of Section 4.(2)② shall apply mutatis mutandis.

In addition to the above, if the Company conducts a merger or demerger, or the adjustment of the Number of Shares Granted is otherwise necessary on or after the Allotment Date, the Company may adjust the Number of Shares Granted in an appropriate manner to a reasonable extent.

In adjusting the Number of Shares Granted, the Company shall notify the holders of share options entered in the share option register (“Share Option Holders”) or give public notice of necessary matters by the day immediately before the day on which the Number of Shares Granted after adjustment is applied; provided, however, that if the Company is unable to notify the Share Option Holders or give public notice by the day immediately before the day of such application, the Company shall do so immediately thereafter.

3.	Value of property to be contributed when Share Options are exercised

The value of property to be contributed when the share options are exercised shall be the amount obtained by multiplying the amount to be paid in per share to be delivered by exercising a share option (the “Exercise Price”), by the Number of Shares Granted.

The Exercise Price shall be 311 yen, subject to the adjustment under Section 4 below.

4.	Adjustment of Exercise Price
(1)	If the Company conducts ① or ② below with respect to common shares of the Company on or after the Allotment Date, the Exercise Price shall be adjusted in accordance with the following formula (the “Exercise Price Adjustment Formula”), and any fraction less than one yen resulting from the adjustment shall be rounded up.
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①	If the Company conducts a stock split or stock consolidation
Exercise Value after adjustment	=	Exercise Value before adjustment	×	１
Ratio of stock split or stock consolidation

②	If the Company issues new shares or disposes of treasury shares at a price below the market price (excluding the case of sale of treasury shares pursuant to the provisions of Article 194 (Demand for Sale to Holder of Shares Less than One Unit) of the Companies Act, conversion of securities that is to be converted or that is convertible to common shares of the Company, or exercise of share options (including share options attached to bonds with share options) that enables a demand for delivery of common shares of the Company)
				Number of issued shares	+	Number of new shares to be issued × Paid-in amount per share
Exercise Value after adjustment	＝	Exercise Value before adjustment	×		Market price
Number of issued shares + Number of new shares to be issued

i.	The “market price” used in the Exercise Price Adjustment Formula shall be the following price.
a)	On or before the day immediately preceding the day of the Public Offering (as defined in b) below) of the Company

Exercise Price before adjustment on the day immediately preceding the “day on which the Exercise Price after adjustment is applied” set forth in (2) below (the “Application Date”)

b)	If common shares of the Company are listed on any of the financial instruments exchanges in Japan (the “Public Offering”)

The average price of the closing prices (including quotations; hereinafter the same) for regular trading of common shares of the Company on the financial instruments exchange on which common shares of the Company are listed (if common shares of the Company are listed on multiple financial instruments exchanges, the primary exchange that is judged to be the most appropriate in light of the factors such as the trading volume and turnover ratio of common shares of the Company during the relevant period) for the period of 30 trading days from the 45th trading day before the Application Date (excluding the day when there is no closing price). The “average price” shall be calculated by rounding off to the first decimal place.

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ii.	The “Number of issued shares” in the Exercise Price Adjustment Formula shall be the total number of issued common shares of the Company as of the record date, if any, or otherwise the date one month prior to the Application Date, less the number of treasury shares of common shares of the Company held by the Company.
iii.	In the case of disposition of treasury shares, the “Number of new shares to be issued” in the Exercise Price Adjustment Formula shall be replaced with the “Number of treasury shares to be disposed of.”
(2)	The day on which the Exercise Price after adjustment is applied shall be subject to the following.
①	If adjustment is made pursuant to (1)① above, the Exercise Price after adjustment shall be applied, in the case of a stock split, as from the day immediately following the record date for the stock split (if there is no record date, the effective date of the stock split), and in the case of a stock consolidation, as from the effective date of the stock consolidation; provided, however, that if a stock split is subject to the condition that a proposal to increase the stated capital or reserves by decreasing the amount of surplus is approved at the Company’s general meeting of shareholders, and the record date for the stock split is set to be the day that is or precedes the day of conclusion of such general meeting of shareholders, the Exercise Price after adjustment shall be applied retrospectively to the day immediately following the record date on and after the date immediately following the day of conclusion of the general meeting of shareholders.

Under the proviso of the preceding paragraph, the Company shall adjust, in accordance with the following formula, the number of common shares of the Company to be delivered to the Share Option Holders who have exercised their Share Options during the period form the day immediately following the record date for the stock split to the day of conclusion of the general meeting of shareholders (the number of shares that may be delivered by exercising share options, the “Number of Shares Subject to Exercise Before Split”). Any fraction less than one share resulting from the adjustment shall be rounded down.

Number of new shares to be issued	＝	(Exercise Price before adjustment – Exercise Price after adjustment)	×	Number of Shares Subject to Exercise Before Split
Exercise Price after adjustment

②	If adjustment is made pursuant to (1)② above, the Exercise Price after adjustment shall be applied as from the day immediately following the paid-in date (if a period for payment is prescribed, the last day of that period) for such issuance or disposition (or, if a record day is prescribed, as from the day immediately following the record date).
(3)	In addition to (1)(i) and (ii) above, if it is necessary to adjust the Exercise Price such as where the Company allots shares of another class without contribution to common shareholders or distributes shares of another company to common shareholders as dividends, the Company may adjust the Exercise Price to a reasonable extent after taking conditions and other factors of the allotment or distribution as dividends into consideration.
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(4)	In adjusting the Exercise Price, the Company shall notify the Share Option Holders or give public notice of necessary matters by the day immediately before the Application Date; provided, however, that if the Company is unable to notify the Share Option Holders or give public notice by the day immediately before the Application Date, the Company shall do so immediately thereafter.
5.	Period during which share options may be exercised

From July 1, 2021 to March 31, 2025

6.	Matters concerning stated capital and capital reserve to be increased where shares are issued as a result of exercising share options
(1)	The amount of stated capital to be increased in the case where shares are issued as a result of exercising share options shall be one-half the maximum amount of increase in stated capital, etc. calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting, and any fraction less than one yen resulting from the calculation shall be rounded up.
(2)	The amount of capital reserve to be increased in the case where shares are issued as a result of exercising share options shall be the maximum amount of increase in stated capital set forth in (1) above, less the amount of stated capital to be increased under (1) above.
7.	Restriction on acquisition of share options by way of transfer

Any acquisition of share options by way of transfer requires approval by resolution of the board of directors of the Company.

8.	Terms of acquisition of share options

If any of the following proposals (1), (2), (3), (4) or (5) is approved at the general meeting of shareholders of the Company (or, if no resolution by the general meeting of shareholders is required, a resolution for any of the following proposals is adopted by the board of directors of the Company), the Company may acquire share options without consideration on a day separately determined by the board of directors.

(1)	Proposal for approval of a merger agreement under which the Company will be absorbed
(2)	Proposal for approval of a demerger agreement or demerger plan under which the Company will be demerged
(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will be a wholly owned subsidiary
(4)	Proposal for approval of amendment to the Articles of Incorporation to provide that the acquisition by way of transfer of all shares issued by the Company is subject to approval of the Company
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(5)	Proposal for approval of amendment to the Articles of Incorporation to provide that the acquisition by way of transfer of a certain class of shares underlying share options is subject to approval of the Company, or that all of the shares of such class will be acquired by the Company by a resolution of a general meeting of shareholders
9.	Policy on the decision regarding the details of delivery of share options of the Reorganized Company in Reorganization

If the Company is subject to a merger (limited to a merger in which the Company is absorbed), an absorption-type demerger or incorporation-type demerger (in each case limited to a demerger in which the Company is demerged), or a share exchange or share transfer (limited to cases where the Company becomes a wholly owned subsidiary) (collectively, the “Reorganization”), the Company shall deliver share options of the stock company (the “Reorganized Company”) listed in Article 236, paragraph (1), item 8(a) through (e) of the Companies Act, to the Share Option Holders holding outstanding share options (the “Outstanding Share Options”) immediately before the effective date of the Reorganization (meaning, in the case of an absorption-type merger, the date on which such absorption-type merger becomes effective; in the case of an incorporation-type merger, the date of incorporation of the company incorporated by such merger; in the case of an absorption-type demerger, the date on which such absorption-type demerger becomes effective; in the case of an incorporation-type demerger, the date of incorporation of the company incorporated by such demerger; in the case of a share exchange, the date on which such share exchange becomes effective; and in the case of a share transfer, the date of incorporation of the wholly owning parent company incorporated through the share transfer); provided, however, that the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type demerger agreement, incorporation-type demerger plan, share exchange agreement, or share transfer plan shall provide that the share options of the Reorganized Company will be delivered to the holders of the Outstanding Share Options in accordance with each of the following items

(1)	Number of share options of the Reorganized Company to be delivered

The number of share options equal to the number of Outstanding Share Options held by each Share Option Holder shall be delivered.

(2)	Class of shares of the Reorganized Company underlying the share options

Common shares of the Reorganized Company

(3)	Number of shares of the Reorganized Company underlying the share options

To be determined in accordance with Section 2 above, taking various factors such as the conditions applicable to the Reorganization into consideration

(4)	Value of property to be contributed when share options are exercised

The value of property to be contributed upon exercise of each share option to be delivered shall be the amount obtained by multiplying the exercise price after the Reorganization to be obtained by adjusting the Exercise Price set forth in Section 3 above after taking factors such as the conditions applicable to the Reorganization into consideration, by the number of shares of the Reorganized Company underlying the share options, which is determined pursuant to item (3) above.

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(5)	Period during which share options may be exercised

Period from the later of the starting day of the period during which share options may be exercised as set forth in Section 5 above or the effective date of the Reorganization until the expiration date of the period during which share options may be exercised as set forth in Section 5 above

(6)	Matters concerning stated capital and capital reserve to be increased where shares are issued as a result of exercising share options

To be determined in accordance with Section 6 above

(7)	Restriction on acquisition of share options by way of transfer

Any acquisition of share options by way of transfer requires approval by resolution of the board of directors of the Reorganized Company.

(8)	Terms of acquisition of share options

To be determined in accordance with Section 8 above

(9)	Other conditions for exercise of share options

To be determined in accordance with Section 11 below

10.	Handling of fractions less than one share resulting upon exercise of share options

If the number of the shares to be delivered to a Share Option Holder exercising the share options includes a fraction less than one share, the fraction shall be rounded down.

11.	Other conditions for exercise of share options
(1)	The directors and employees of the Company and the directors and employees of the Company’s subsidiaries who have been allotted share options must be in any of the positions of director, audit & supervisory board member or employee of the Company or director, audit & supervisory board member or employee of a subsidiary of the Company when exercising their share options; provided, however, that this shall not apply at the time of retirement upon expiration of their term of office or when there are other justifiable reasons.
(2)	The individual who has been seconded to the Company and has been allotted share options must remain seconded to the Company or have been transferred to the Company when exercising their share options.
(3)	The outside cooperator who has been allotted share options must be in the position of outside cooperator of the Company when exercising their share options.
(4)	If the Company makes the Public Offering of its common shares, share options may be exercised.
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(5)	If the board of directors resolves to cancel the Public Offering of common shares of the Company or the board of directors receives a report on the cancellation of the Public Offering, share options may be exercised.
(6)	If a Share Option Holder waves their share options, they may not exercise their share options.
12.	Method of calculating the paid-in amount for share options

No money shall be required to be paid in.

13.	Allotment date of share options

July 1, 2021

End

54

Exhibit 4 to the Share Transfer Plan

Terms of Mercuria Investment Co., Ltd. Series 2 Share Options

1.	Name of share options

Mercuria Investment Co., Ltd. Series 2 Share Options

2.	Class and number of shares underlying the share options

Class of shares underlying the share options shall be common shares of Mercuria Investment Co., Ltd. (the “Company”), and the number of shares underlying each share option (“Number of Shares Granted”) shall be 100 shares.

However, if the Company conducts a stock split (including allotment of common shares of the Company without contribution; hereinafter the same) or stock consolidation of common shares of the Company on or after the date of allotment of share options (the “Allotment Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and any fraction less than one share resulting from the adjustment shall be rounded down.

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	×	Ratio of stock split or stock consolidation

For the day on which the Number of Shares Granted after adjustment is applied, the provisions of Section 4.(2)① shall apply mutatis mutandis.

In addition to the above, if the Company conducts a merger or demerger, or the adjustment of the Number of Shares Granted is otherwise necessary on or after the Allotment Date, the Company may adjust the Number of Shares Granted in an appropriate manner to a reasonable extent.

In adjusting the Number of Shares Granted, the Company shall notify the holders of share options entered in the share option register (“Share Option Holders”) or give public notice of necessary matters by the day immediately before the day on which the Number of Shares Granted after adjustment is applied; provided, however, that if the Company is unable to notify the Share Option Holders or give public notice by the day immediately before the day of such application, the Company shall do so immediately thereafter.

3.	Value of property to be contributed when Share Options are exercised

The value of property to be contributed when the share options are exercised shall be the amount obtained by multiplying the amount to be paid in per share to be delivered by exercising a share option (the “Exercise Price”), by the Number of Shares Granted.

The Exercise Price shall be 190,000 yen, subject to the adjustment under Section 4 below.

4.	Adjustment of Exercise Price
(1)	If the Company conducts ① or ② below with respect to common shares of the Company on or after the Allotment Date, the Exercise Price shall be adjusted in accordance with the following formula (the “Exercise Price Adjustment Formula”), and any fraction less than one yen resulting from the adjustment shall be rounded up.
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①	If the Company conducts a stock split or stock consolidation
Exercise Value after adjustment	=	Exercise Value before adjustment	x	1
Ratio of stock split or stock consolidation

②	If the Company issues new shares or disposes of treasury shares at a price below the market price (excluding the case of sale of treasury shares pursuant to the provisions of Article 194 (Demand for Sale to Holder of Shares Less than One Unit) of the Companies Act, conversion of securities that is to be converted or that is convertible to common shares of the Company, or exercise of share options (including share options attached to bonds with share options) that enables a demand for delivery of common shares of the Company)
				Number of issued shares	+	Number of new shares to be issued × Paid-in amount per share
Exercise Value after adjustment	＝	Exercise Value before adjustment	×		Market price
Number of issued shares + Number of new shares to be issued

i.	The “market price” used in the Exercise Price Adjustment Formula shall be the following price.
a)	On or before the day immediately preceding the day of the Public Offering (as defined in b) below) of the Company

Exercise Price before adjustment on the day immediately preceding the “day on which the Exercise Price after adjustment is applied” set forth in (2) below (the “Application Date”)

b)	If common shares of the Company are listed on any of the financial instruments exchanges in Japan (the “Public Offering”)

The average price of the closing prices (including quotations; hereinafter the same) for regular trading of common shares of the Company on the financial instruments exchange on which common shares of the Company are listed (if common shares of the Company are listed on multiple financial instruments exchanges, the primary exchange that is judged to be the most appropriate in light of the factors such as the trading volume and turnover ratio of common shares of the Company during the relevant period) for the period of 30 trading days from the 45th trading day before the Application Date (excluding the day when there is no closing price). The “average price” shall be calculated by rounding off to the first decimal place.

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ii.	The “Number of issued shares” in the Exercise Price Adjustment Formula shall be the total number of issued common shares of the Company as of the record date, if any, or otherwise the date one month prior to the Application Date, less the number of treasury shares of common shares of the Company held by the Company.
iii.	In the case of disposition of treasury shares, the “Number of new shares to be issued” in the Exercise Price Adjustment Formula shall be replaced with the “Number of treasury shares to be disposed of.”
(2)	The day on which the Exercise Price after adjustment is applied shall be subject to the following.
①	If adjustment is made pursuant to (1)① above, the Exercise Price after adjustment shall be applied, in the case of a stock split, as from the day immediately following the record date for the stock split (if there is no record date, the effective date of the stock split), and in the case of a stock consolidation, as from the effective date of the stock consolidation; provided, however, that if a stock split is subject to the condition that a proposal to increase the stated capital or reserves by decreasing the amount of surplus is approved at the Company’s general meeting of shareholders, and the record date for the stock split is set to be the day that is or precedes the day of conclusion of such general meeting of shareholders, the Exercise Price after adjustment shall be applied retrospectively to the day immediately following the record date on and after the date immediately following the day of conclusion of the general meeting of shareholders.

Under the proviso of the preceding paragraph, the Company shall adjust, in accordance with the following formula, the number of common shares of the Company to be delivered to the Share Option Holders who have exercised their Share Options during the period form the day immediately following the record date for the stock split to the day of conclusion of the general meeting of shareholders (the number of shares that may be delivered by exercising share options, the “Number of Shares Subject to Exercise Before Split”). Any fraction less than one share resulting from the adjustment shall be rounded down.

Number of new shares to be issued	＝	(Exercise Price before adjustment – Exercise Price after adjustment)	×	Number of Shares Subject to Exercise Before Split
Exercise Price after adjustment

②	If adjustment is made pursuant to (1)② above, the Exercise Price after adjustment shall be applied as from the day immediately following the paid-in date (if a period for payment is prescribed, the last day of that period) for such issuance or disposition (or, if a record day is prescribed, as from the day immediately following the record date).
(3)	In addition to (1)(i) and (ii) above, if it is necessary to adjust the Exercise Price such as where the Company allots shares of another class without contribution to common shareholders or distributes shares of another company to common shareholders as dividends, the Company may adjust the Exercise Price to a reasonable extent after taking conditions and other factors of the allotment or distribution as dividends into consideration.
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(4)	In adjusting the Exercise Price, the Company shall notify the Share Option Holders or give public notice of necessary matters by the day immediately before the Application Date; provided, however, that if the Company is unable to notify the Share Option Holders or give public notice by the day immediately before the Application Date, the Company shall do so immediately thereafter.
5.	Period during which share options may be exercised

From December 1, 2017 to March 31, 2025

6.	Matters concerning stated capital and capital reserve to be increased where shares are issued as a result of exercising share options
(1)	The amount of stated capital to be increased in the case where shares are issued as a result of exercising share options shall be one-half the maximum amount of increase in stated capital, etc. calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting, and any fraction less than one yen resulting from the calculation shall be rounded up.
(2)	The amount of capital reserve to be increased in the case where shares are issued as a result of exercising share options shall be the maximum amount of increase in stated capital set forth in (1) above, less the amount of stated capital to be increased under (1) above.
7.	Restriction on acquisition of share options by way of transfer

Any acquisition of share options by way of transfer requires approval by resolution of the board of directors of the Company.

8.	Terms of acquisition of share options

If any of the following proposals (1), (2), (3), (4) or (5) is approved at the general meeting of shareholders of the Company (or, if no resolution by the general meeting of shareholders is required, a resolution for any of the following proposals is adopted by the board of directors of the Company), the Company may acquire share options without consideration on a day separately determined by the board of directors.

(1)	Proposal for approval of a merger agreement under which the Company will be absorbed
(2)	Proposal for approval of a demerger agreement or demerger plan under which the Company will be demerged
(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will be a wholly owned subsidiary
(4)	Proposal for approval of amendment to the Articles of Incorporation to provide that the acquisition by way of transfer of all shares issued by the Company is subject to approval of the Company
58

(5)	Proposal for approval of amendment to the Articles of Incorporation to provide that the acquisition by way of transfer of a certain class of shares underlying share options is subject to approval of the Company, or that all of the shares of such class will be acquired by the Company by a resolution of a general meeting of shareholders

If share options have become no longer exercisable pursuant to the provisions of Section 11.(5) below before the Share Option Holders exercise their share options, the Company may acquire those share options without consideration.

9.	Policy on the decision regarding the details of delivery of share options of the Reorganized Company in Reorganization

If the Company is subject to a merger (limited to a merger in which the Company is absorbed), an absorption-type demerger or incorporation-type demerger (in each case limited to a demerger in which the Company is demerged), or a share exchange or share transfer (limited to cases where the Company becomes a wholly owned subsidiary) (collectively, the “Reorganization”), the Company shall deliver share options of the stock company (the “Reorganized Company”) listed in Article 236, paragraph (1), item 8(a) through (e) of the Companies Act, to the Share Option Holders holding outstanding share options (the “Outstanding Share Options”) immediately before the effective date of the Reorganization (meaning, in the case of an absorption-type merger, the date on which such absorption-type merger becomes effective; in the case of an incorporation-type merger, the date of incorporation of the company incorporated by such merger; in the case of an absorption-type demerger, the date on which such absorption-type demerger becomes effective; in the case of an incorporation-type demerger, the date of incorporation of the company incorporated by such demerger; in the case of a share exchange, the date on which such share exchange becomes effective; and in the case of a share transfer, the date of incorporation of the wholly owning parent company incorporated through the share transfer); provided, however, that the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type demerger agreement, incorporation-type demerger plan, share exchange agreement, or share transfer plan shall provide that the share options of the Reorganized Company will be delivered to the holders of the Outstanding Share Options in accordance with each of the following items

(1)	Number of share options of the Reorganized Company to be delivered

The number of share options equal to the number of Outstanding Share Options held by each Share Option Holder shall be delivered.

(2)	Class of shares of the Reorganized Company underlying the share options

Common shares of the Reorganized Company

(3)	Number of shares of the Reorganized Company underlying the share options

To be determined in accordance with Section 2 above, taking various factors such as the conditions applicable to the Reorganization into consideration

(4)	Value of property to be contributed when share options are exercised
59

The value of property to be contributed upon exercise of each share option to be delivered shall be the amount obtained by multiplying the exercise price after the Reorganization to be obtained by adjusting the Exercise Price set forth in Section 3 above after taking factors such as the conditions applicable to the Reorganization into consideration, by the number of shares of the Reorganized Company underlying the share options, which is determined pursuant to item (3) above.

(5)	Period during which share options may be exercised

Period from the later of the starting day of the period during which share options may be exercised as set forth in Section 5 above or the effective date of the Reorganization until the expiration date of the period during which share options may be exercised as set forth in Section 5 above

(6)	Matters concerning stated capital and capital reserve to be increased where shares are issued as a result of exercising share options

To be determined in accordance with Section 6 above

(7)	Restriction on acquisition of share options by way of transfer

Any acquisition of share options by way of transfer requires approval by resolution of the board of directors of the Reorganized Company.

(8)	Terms of acquisition of share options

To be determined in accordance with Section 8 above

(9)	Other conditions for exercise of share options

To be determined in accordance with Section 11 below

10.	Handling of fractions less than one share resulting upon exercise of share options

If the number of the shares to be delivered to a Share Option Holder exercising the share options includes a fraction less than one share, the fraction shall be rounded down.

11.	Other conditions for exercise of share options
(1)	The directors and employees of the Company and the directors and employees of the Company’s subsidiaries who have been allotted share options must be in any of the positions of director, audit & supervisory board member or employee of the Company or director, audit & supervisory board member or employee of a subsidiary of the Company when exercising their share options; provided, however, that this shall not apply at the time of retirement upon expiration of their term of office or when there are other justifiable reasons.
(2)	The individual who has been seconded to the Company and has been allotted share options must remain seconded to the Company or have been transferred to the Company when exercising their share options.
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(3)	The outside cooperator who has been allotted share options must be in the position of outside cooperator of the Company when exercising their share options.
(4)	If the Company makes the Public Offering of its common shares, share options may be exercised.
(5)	If any of the following events occurs, the Share Option Holders may not exercise any of their outstanding share options.
①	If the issuance, etc. of common shares of the Company is conducted with a price below the Exercise Price as consideration (excluding the case where the paid-in amount is “particularly favorable” under Article 199, paragraph (3) and Article 200, paragraph (2) of the Companies Act.)
②	If common shares of the Company underlying the share options are not listed on any of the financial instruments exchanges in Japan, and purchase and sale or other trading of common shares of the Company has been conducted with a price below the Exercise Price as consideration (excluding the case where such trading is conducted at a price deemed to be significantly below the share value as of the trading for purposes such as a capital policy)
③	If common shares of the Company underlying the share options are listed on any of the financial instruments exchanges in Japan, and the closing price of regular trading of common shares of the Company on such financial instruments exchange is below the Exercise Price
④	If common shares of the Company underlying the share options are not listed on any of the financial instruments exchanges in Japan, and the share appraisal value obtained by an analysis method such as the DCF method and comparable company analysis method is below the Exercise Price (however, if the share appraisal value is presented with a certain range, the board of directors of the Company shall determine whether this (5)④ is relevant after consultation with the share appraisal agency.)
12.	Method of calculating the paid-in amount for share options

The issue price per share option shall be 3,600 yen.

13.	Allotment date of share options

December 24, 2015

End

61

Exhibit 5 to the Share Transfer Plan

Terms of Mercuria Holdings Co., Ltd. Series 2 Share Options

1.	Name of share options

Mercuria Holdings Co., Ltd. Series 2 Share Options

2.	Class and number of shares underlying the share options

Class of shares underlying the share options shall be common shares of Mercuria Holdings Co., Ltd. (the “Company”), and the number of shares underlying each share option (“Number of Shares Granted”) shall be 600 shares.

However, if the Company conducts a stock split (including allotment of common shares of the Company without contribution; hereinafter the same) or stock consolidation of common shares of the Company on or after the date of allotment of share options (the “Allotment Date”), the Number of Shares Granted shall be adjusted in accordance with the following formula, and any fraction less than one share resulting from the adjustment shall be rounded down.

Number of Shares Granted after adjustment	=	Number of Shares Granted before adjustment	×	Ratio of stock split or stock consolidation

For the day on which the Number of Shares Granted after adjustment is applied, the provisions of Section 4.(2)① shall apply mutatis mutandis.

In addition to the above, if the Company conducts a merger or demerger, or the adjustment of the Number of Shares Granted is otherwise necessary on or after the Allotment Date, the Company may adjust the Number of Shares Granted in an appropriate manner to a reasonable extent.

In adjusting the Number of Shares Granted, the Company shall notify the holders of share options entered in the share option register (“Share Option Holders”) or give public notice of necessary matters by the day immediately before the day on which the Number of Shares Granted after adjustment is applied; provided, however, that if the Company is unable to notify the Share Option Holders or give public notice by the day immediately before the day of such application, the Company shall do so immediately thereafter.

3.	Value of property to be contributed when Share Options are exercised

The value of property to be contributed when the share options are exercised shall be the amount obtained by multiplying the amount to be paid in per share to be delivered by exercising a share option (the “Exercise Price”), by the Number of Shares Granted.

The Exercise Price shall be 311 yen, subject to the adjustment under Section 4 below.

4.	Adjustment of Exercise Price
(1)	If the Company conducts ① or ② below with respect to common shares of the Company on or after the Allotment Date, the Exercise Price shall be adjusted in accordance with the following formula (the “Exercise Price Adjustment Formula”), and any fraction less than one yen resulting from the adjustment shall be rounded up.
62

①	If the Company conducts a stock split or stock consolidation
Exercise Value after adjustment	=	Exercise Value before adjustment	×	１
Ratio of stock split or stock consolidation

②	If the Company issues new shares or disposes of treasury shares at a price below the market price (excluding the case of sale of treasury shares pursuant to the provisions of Article 194 (Demand for Sale to Holder of Shares Less than One Unit) of the Companies Act, conversion of securities that is to be converted or that is convertible to common shares of the Company, or exercise of share options (including share options attached to bonds with share options) that enables a demand for delivery of common shares of the Company)
				Number of issued shares	+	Number of new shares to be issued × Paid-in amount per share
Exercise Value after adjustment	＝	Exercise Value before adjustment	×			Market price
Number of issued shares + Number of new shares to be issued

i.	The “market price” used in the Exercise Price Adjustment Formula shall be the following price.
a)	On or before the day immediately preceding the day of the Public Offering (as defined in b) below) of the Company

Exercise Price before adjustment on the day immediately preceding the “day on which the Exercise Price after adjustment is applied” set forth in (2) below (the “Application Date”)

b)	If common shares of the Company are listed on any of the financial instruments exchanges in Japan (the “Public Offering”)

The average price of the closing prices (including quotations; hereinafter the same) for regular trading of common shares of the Company on the financial instruments exchange on which common shares of the Company are listed (if common shares of the Company are listed on multiple financial instruments exchanges, the primary exchange that is judged to be the most appropriate in light of the factors such as the trading volume and turnover ratio of common shares of the Company during the relevant period) for the period of 30 trading days from the 45th trading day before the Application Date (excluding the day when there is no closing price). The “average price” shall be calculated by rounding off to the first decimal place.

ii.	The “Number of issued shares” in the Exercise Price Adjustment Formula shall be the total number of issued common shares of the Company as of the record date, if any, or otherwise the date one month prior to the Application Date, less the number of treasury shares of common shares of the Company held by the Company.
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iii.	In the case of disposition of treasury shares, the “Number of new shares to be issued” in the Exercise Price Adjustment Formula shall be replaced with the “Number of treasury shares to be disposed of.”
(2)	The day on which the Exercise Price after adjustment is applied shall be subject to the following.
①	If adjustment is made pursuant to (1)① above, the Exercise Price after adjustment shall be applied, in the case of a stock split, as from the day immediately following the record date for the stock split (if there is no record date, the effective date of the stock split), and in the case of a stock consolidation, as from the effective date of the stock consolidation; provided, however, that if a stock split is subject to the condition that a proposal to increase the stated capital or reserves by decreasing the amount of surplus is approved at the Company’s general meeting of shareholders, and the record date for the stock split is set to be the day that is or precedes the day of conclusion of such general meeting of shareholders, the Exercise Price after adjustment shall be applied retrospectively to the day immediately following the record date on and after the date immediately following the day of conclusion of the general meeting of shareholders.

Under the proviso of the preceding paragraph, the Company shall adjust, in accordance with the following formula, the number of common shares of the Company to be delivered to the Share Option Holders who have exercised their Share Options during the period form the day immediately following the record date for the stock split to the day of conclusion of the general meeting of shareholders (the number of shares that may be delivered by exercising share options, the “Number of Shares Subject to Exercise Before Split”). Any fraction less than one share resulting from the adjustment shall be rounded down.

Number of new shares to be issued	＝	(Exercise Price before adjustment – Exercise Price after adjustment)	×	Number of Shares Subject to Exercise Before Split
Exercise Price after adjustment

②	If adjustment is made pursuant to (1)② above, the Exercise Price after adjustment shall be applied as from the day immediately following the paid-in date (if a period for payment is prescribed, the last day of that period) for such issuance or disposition (or, if a record day is prescribed, as from the day immediately following the record date).
(3)	In addition to (1)(i) and (ii) above, if it is necessary to adjust the Exercise Price such as where the Company allots shares of another class without contribution to common shareholders or distributes shares of another company to common shareholders as dividends, the Company may adjust the Exercise Price to a reasonable extent after taking conditions and other factors of the allotment or distribution as dividends into consideration.
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(4)	In adjusting the Exercise Price, the Company shall notify the Share Option Holders or give public notice of necessary matters by the day immediately before the Application Date; provided, however, that if the Company is unable to notify the Share Option Holders or give public notice by the day immediately before the Application Date, the Company shall do so immediately thereafter.
5.	Period during which share options may be exercised

From July 1, 2021 to March 31, 2025

6.	Matters concerning stated capital and capital reserve to be increased where shares are issued as a result of exercising share options
(1)	The amount of stated capital to be increased in the case where shares are issued as a result of exercising share options shall be one-half the maximum amount of increase in stated capital, etc. calculated pursuant to Article 17, paragraph (1) of the Regulations on Corporate Accounting, and any fraction less than one yen resulting from the calculation shall be rounded up.
(2)	The amount of capital reserve to be increased in the case where shares are issued as a result of exercising share options shall be the maximum amount of increase in stated capital set forth in (1) above, less the amount of stated capital to be increased under (1) above.
7.	Restriction on acquisition of share options by way of transfer

Any acquisition of share options by way of transfer requires approval by resolution of the board of directors of the Company.

8.	Terms of acquisition of share options

If any of the following proposals (1), (2), (3), (4) or (5) is approved at the general meeting of shareholders of the Company (or, if no resolution by the general meeting of shareholders is required, a resolution for any of the following proposals is adopted by the board of directors of the Company), the Company may acquire share options without consideration on a day separately determined by the board of directors.

(1)	Proposal for approval of a merger agreement under which the Company will be absorbed
(2)	Proposal for approval of a demerger agreement or demerger plan under which the Company will be demerged
(3)	Proposal for approval of a share exchange agreement or share transfer plan under which the Company will be a wholly owned subsidiary
(4)	Proposal for approval of amendment to the Articles of Incorporation to provide that the acquisition by way of transfer of all shares issued by the Company is subject to approval of the Company
(5)	Proposal for approval of amendment to the Articles of Incorporation to provide that the acquisition by way of transfer of a certain class of shares underlying share options is subject to approval of the Company, or that all of the shares of such class will be acquired by the Company by a resolution of a general meeting of shareholders
65

If share options have become no longer exercisable pursuant to the provisions of Section 11.(5) below before the Share Option Holders exercise their share options, the Company may acquire those share options without consideration.

9.	Policy on the decision regarding the details of delivery of share options of the Reorganized Company in Reorganization

If the Company is subject to a merger (limited to a merger in which the Company is absorbed), an absorption-type demerger or incorporation-type demerger (in each case limited to a demerger in which the Company is demerged), or a share exchange or share transfer (limited to cases where the Company becomes a wholly owned subsidiary) (collectively, the “Reorganization”), the Company shall deliver share options of the stock company (the “Reorganized Company”) listed in Article 236, paragraph (1), item 8(a) through (e) of the Companies Act, to the Share Option Holders holding outstanding share options (the “Outstanding Share Options”) immediately before the effective date of the Reorganization (meaning, in the case of an absorption-type merger, the date on which such absorption-type merger becomes effective; in the case of an incorporation-type merger, the date of incorporation of the company incorporated by such merger; in the case of an absorption-type demerger, the date on which such absorption-type demerger becomes effective; in the case of an incorporation-type demerger, the date of incorporation of the company incorporated by such demerger; in the case of a share exchange, the date on which such share exchange becomes effective; and in the case of a share transfer, the date of incorporation of the wholly owning parent company incorporated through the share transfer); provided, however, that the relevant absorption-type merger agreement, incorporation-type merger agreement, absorption-type demerger agreement, incorporation-type demerger plan, share exchange agreement, or share transfer plan shall provide that the share options of the Reorganized Company will be delivered to the holders of the Outstanding Share Options in accordance with each of the following items

(1)	Number of share options of the Reorganized Company to be delivered

The number of share options equal to the number of Outstanding Share Options held by each Share Option Holder shall be delivered.

(2)	Class of shares of the Reorganized Company underlying the share options

Common shares of the Reorganized Company

(3)	Number of shares of the Reorganized Company underlying the share options

To be determined in accordance with Section 2 above, taking various factors such as the conditions applicable to the Reorganization into consideration

(4)	Value of property to be contributed when share options are exercised

The value of property to be contributed upon exercise of each share option to be delivered shall be the amount obtained by multiplying the exercise price after the Reorganization to be obtained by adjusting the Exercise Price set forth in Section 3 above after taking factors such as the conditions applicable to the Reorganization into consideration, by the number of shares of the Reorganized Company underlying the share options, which is determined pursuant to item (3) above.

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(5)	Period during which share options may be exercised

Period from the later of the starting day of the period during which share options may be exercised as set forth in Section 5 above or the effective date of the Reorganization until the expiration date of the period during which share options may be exercised as set forth in Section 5 above

(6)	Matters concerning stated capital and capital reserve to be increased where shares are issued as a result of exercising share options

To be determined in accordance with Section 6 above

(7)	Restriction on acquisition of share options by way of transfer

Any acquisition of share options by way of transfer requires approval by resolution of the board of directors of the Reorganized Company.

(8)	Terms of acquisition of share options

To be determined in accordance with Section 8 above

(9)	Other conditions for exercise of share options

To be determined in accordance with Section 11 below

10.	Handling of fractions less than one share resulting upon exercise of share options

If the number of the shares to be delivered to a Share Option Holder exercising the share options includes a fraction less than one share, the fraction shall be rounded down.

11.	Other conditions for exercise of share options
(1)	The directors and employees of the Company and the directors and employees of the Company’s subsidiaries who have been allotted share options must be in any of the positions of director, audit & supervisory board member or employee of the Company or director, audit & supervisory board member or employee of a subsidiary of the Company when exercising their share options; provided, however, that this shall not apply at the time of retirement upon expiration of their term of office or when there are other justifiable reasons.
(2)	The individual who has been seconded to the Company and has been allotted share options must remain seconded to the Company or have been transferred to the Company when exercising their share options.
(3)	The outside cooperator who has been allotted share options must be in the position of outside cooperator of the Company when exercising their share options.
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(4)	If the Company makes the Public Offering of its common shares, share options may be exercised.
(5)	If any of the following events occurs, the Share Option Holders may not exercise any of their outstanding share options.
①	If the issuance, etc. of common shares of the Company is conducted with a price below the Exercise Price as consideration (excluding the case where the paid-in amount is “particularly favorable” under Article 199, paragraph (3) and Article 200, paragraph (2) of the Companies Act.)
②	If common shares of the Company underlying the share options are not listed on any of the financial instruments exchanges in Japan, and purchase and sale or other trading of common shares of the Company has been conducted with a price below the Exercise Price as consideration (excluding the case where such trading is conducted at a price deemed to be significantly below the share value as of the trading for purposes such as a capital policy)
③	If common shares of the Company underlying the share options are listed on any of the financial instruments exchanges in Japan, and the closing price of regular trading of common shares of the Company on such financial instruments exchange is below the Exercise Price
④	If common shares of the Company underlying the share options are not listed on any of the financial instruments exchanges in Japan, and the share appraisal value obtained by an analysis method such as the DCF method and comparable company analysis method is below the Exercise Price (however, if the share appraisal value is presented with a certain range, the board of directors of the Company shall determine whether this (5)④ is relevant after consultation with the share appraisal agency.)
12.	Method of calculating the paid-in amount for share options

No payment necessary.

13.	Allotment date of share options

July 1, 2021

End

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3.       Outline of the matters set out in each item of Article 206 of the Regulation for Enforcement of the Companies Act

(1)	Matters related to the appropriateness of consideration for the share transfer
(i)	Matters related to the aggregate amount and allocation of consideration

A.       Share transfer ratio

Company name	Mercuria Holdings Co., Ltd. (wholly owning parent company)	Mercuria Investment Co., Ltd. (wholly owned subsidiary: the Company)
Share transfer ratio	1	1

Notes:

1.	In connection with the Share Transfer, one share of common stock of the Holding Company will be allotted and delivered to each share of common stock of the Company. Share units of the Holding Company will comprise 100 shares.
2.	Number of new shares to be issued through the Share Transfer (planned number): 17,644,900 shares of common stock

The above number of new shares corresponds to the total number of issued shares of the Company as of December 31, 2020. However, the above number of new shares delivered by the Holding Company will change if there is a change in the total number of issued shares of the Company before the Share Transfer takes effect.

3.	Handling of shares less than one unit

Shareholder of the Company receiving the allocation of shares of common stock of the Holding Company less than one unit (100 shares) (“Fractional Shares”) through the Share Transfer may not sell their Fractional Shares at the Tokyo Stock Exchange or any other financial instruments exchange. Shareholders who are to hold those Fractional Shares may demand that the Holding Company purchase their Fractional Shares under the provisions of Article 192(1) of the Companies Act.

B.       Calculation basis for the share transfer ratio, etc.

The Share Transfer will establish Mercuria Holdings, a wholly owning parent company, through a share transfer solely by the Company and there will be no difference in the shareholder structure of the Company at the time of the transfer and the shareholder structure of the Holding Company. Therefore, the Company’s shareholders will be allotted one share of common stock of the Holding Company for each share of common stock of the Company held thereby based on the guiding principle that our shareholders should not be disadvantaged.

Due to the reasons explained above, there will be no calculations of the share transfer ratio carried out by a third-party firm.

(ii)	(Matters related to stated capital and capital reserves

The amounts of stated capital and capital reserves of the Holding Company were determined within the range of provisions of laws and regulations, which the Company has judged are appropriate in light of the purpose and the size of the Holding Company and its capital policy after the establishment.

(2)	Matters related to the appropriateness of the provisions on share options to be delivered upon the share transfer

Upon the Share Transfer, the Company will deliver to the holders of the Company’s share options share options of the Holding Company in place of the Company’s share options held thereby, with the same details as their share options of the Company with one share of common stock of the Holding Company being allotted to each share of common stock of the Company. The Company therefore determined that it is appropriate to allot holders of the Company’s share options one share option of the Holding Company for each share option of the Company held thereby.

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(3)	Matters related to wholly owned subsidiary in share transfer

There is no matter that has a significant impact on the status of the company property which occurred after the last day of the most recent fiscal year of the Company.

4.       Matters related to director candidates of the Holding Company

The director candidates of the Holding Company are as follows:

Name (Date of birth)	Career summary, and position and responsibility at the Company (Significant concurrent positions outside the Company)		(1) Number of the Company’s shares owned (2) Number of shares of the Holding Company to be allotted
Toshihiro Toyoshima (September 20, 1962)	April 1985	Joined Japan Development Bank (current Development Bank of Japan Inc.)	(1) 950,400 shares
	August 2001	Joined the World Bank	(2) 950,400 shares
	October 2004	Joined Development Bank of Japan (current Development Bank of Japan Inc.)
	October 2005	Director of the Company
	October 2008	CEO of the Company (to present)
	August 2011	Director, MIBJ Consulting (Beijing) Co., Ltd. (to present)
	January 2013	Director, Spring Asset Management Limited (to present)
Hideya Ishino (September 16, 1963)	April 1986	Joined Solomon Brothers Asia Ltd. (current Citigroup Global Markets Japan Inc.)	(1) 326,400 shares
	April 2000	Joined Spiral Star K.K.	(2) 326,400 shares
	April 2001	Representative Director and Vice President of Hello Network Asia K.K.
	June 2003	Director, Star Capital Partners K.K.
	March 2004	Director and Vice President, Sport Vanguard K.K.
	June 2008	Joined the Company
	March 2010	Director of the Company (to present)
	August 2011	Director, MIBJ Consulting (Beijing) Co., Ltd. (to present)
	September 2011	Director, ADC International Limited (to present)
	April 2013	Director, Spring Asset Management Limited (to present)
	December 2014	Manager, General Incorporated Association Izumi (to present)
	January 2018	Director, MIC International Limited (to present)

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Kiyoto Koyama (February 19, 1966)	April 1990	Joined Japan Development Bank (current Development Bank of Japan Inc.)	(1) 86,800 shares
	September 2008	Director of the Company (to present)	(2) 86,800 shares
	June 2014	Head, Growth & Cross Border Investment Dept. of Development Bank of Japan Inc.
	July 2016	Transferred to the Company
	August 2020	Director, CF Focus Limited (to present)
Kenta Kondo (March 13, 1978)	April 2000	Joined Japan Development Bank (current Development Bank of Japan Inc.)	－
	April 2017	Manager, Corporate Finance Department, Division 6 of Development Bank of Japan
	June 2020	Manager, Growth & Cross Border Investment Dept. of Development Bank of Japan (to present)
	June 2020	Outside Director, CUC Inc. (to present)
(Significant concurrent positions outside the Company)
Manager, Growth & Cross Border Investment Dept. of Development Bank of Japan Inc.
Kazuhito Akamatsu (November 28, 1966)	April 1991	Joined ITOCHU Corporation	－
	June 2007	Director, AD Investment Management Co., Ltd.
	April 2011	General Manager, Construction Management Office, Construction & Realty Department No.1 of ITOCHU Corporation
	April 2012	Manager, Planning and Administration Section, Construction and Financial Divisions of ITOCHU Corporation
	April 2016	Acting General Manager, Construction & Realty Department No.1 of ITOCHU Corporation
	April 2019	Acting General Manager, Construction & Realty Department No.2 of ITOCHU Corporation (to present)
(Significant concurrent positions outside the Company)
Acting General Manager, Construction & Realty Department No.2 of ITOCHU Corporation

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Terukazu Okahashi (November 25, 1949)	April 1972	Joined MITSUI & CO., LTD.	－
	April 2006	Managing Officer, MITSUI & CO., LTD.
General Manager, Osaka Office, MITSUI & CO., LTD.
	April 2009	President, MITSUI & CO. (CANADA) LTD.
	May 2011	Advisor to Seiko Holdings Corporation (to present)
	March 2012	Outside Director, Infomart Corporation (to present)
	June 2014	Outside Director, Sankyu Inc. (to present)
	March 2016	Outside Director of the Company (to present)
(Significant concurrent positions outside the Company)
Advisor to Seiko Holdings Corporation
Outside Director, Infomart Corporation
Outside Director, Sankyu Inc.
Toshio Sasaki (March 3, 1952)	April 1974	Joined The Dai-Ichi Kangyo Bank, Ltd. (current Mizuho Bank, Ltd.)
	April 2004	Managing Executive Officer, Mizuho Bank, Ltd.
	March 2005	Senior Managing Director, Mizuho Capital Co., Ltd.
	June 2006	Director and Vice President, Chuo Real Estate Co., Ltd.
	July 2007	Senior Executive Officer, Isuzu Motors Limited
	June 2010	Director of the Board and Senior Executive Officer, Isuzu Motors Limited
	February 2011	Director of the Board and Managing Executive Officer, Isuzu Motors Limited
	April 2014	Chairman and Representative Director, Isuzu Motors Kinki Co., Ltd.
	April 2016	Chairman and Representative Director, Isuzu Systems Service Ltd.
	April 2017	Advisor to Isuzu Systems Service Ltd.
	March 2018	Outside Director of the Company (to present)
	April 2018	Advisor to Chuo Real Estate Co., Ltd.

Notes:

1.	None of the candidates have a special interest with the Company, nor is expected to have a special interest with the Holding Company.
2.	Mr. Kenta Kondo, Mr. Kazuhito Akamatsu, Mr. Terukazu Okahashi and Mr. Toshio Sasaki are the candidates for outside directors.
3.
(1)	The Company nominates Mr. Kenta Kondo as a candidate for outside director of the Holding Company because he belongs to an investment division of Development Bank of Japan Inc., which holds 24.54% of the total outstanding shares of the Company, and has a wealth of knowledge on areas of growth investment in Japan and abroad. The Company therefore determined that Mr. Kondo will be able to provide opinions and advice to ensure the validity and appropriateness of decision-making of the board of directors. Although Mr. Kondo has never been involved in the management of a company other than by being an outside officer, the Company determined that he can properly fulfill his duties as an outside director based on the reasons explained above.
(2)	The Company nominates Mr. Kazuhito Akamatsu as a candidate for outside director of the Holding Company because he belongs to a construction and logistics division of ITOCHU Corporation, which holds 14.18% of the total outstanding shares of the Company, and has a wealth of knowledge on areas of real estate investment in Japan and abroad. The Company therefore determined that Mr. Akamatsu will be able to provide opinions and advice to ensure the validity and appropriateness of decision-making of the board of directors. Although Mr. Akamatsu has never been involved in the management of a company other than by being an outside officer, the Company determined that he can properly fulfill his duties as an outside director based on the reasons explained above.

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(3)	The Company nominates Mr. Terukazu Okahashi as a candidate for outside director of the Holding Company because of his experience as the president of MITSUI & CO. (CANADA) LTD. after holding key senior positions in MITSUI & CO., LTD., and the Company determined that Mr. Okahashi will be able to provide opinions and advice to ensure the validity and appropriateness of decision-making of the board of directors from an independent point of view.
(4)	The Company nominates Mr. Toshio Sasaki as a candidate for outside director of the Holding Company because of his experience, after holding key senior positions in Mizuho Bank, Ltd., of managing several companies including as director of the board and Managing Executive Officer, Isuzu Motors Limited. The Company therefore determined that Mr. Sasaki will be able to provide opinions and advice to ensure the validity and appropriateness of decision-making of the board of directors from an independent point of view.
4.	Mr. Terukazu Okahashi and Mr. Toshio Sasaki are currently the outside directors of the Company, and have served as an outside director of the Company for five and three years, respectively, at the conclusion of this General Meeting.
5.	The Company has executed an agreement with each of Mr. Terukazu Okahashi and Mr. Toshio Sasaki to limit their liability for damages under Article 423(1) of the Companies Act in accordance with the provisions of Article 427(1) of the same act. The limit of their liability for damages under that agreement is the minimum liability amount prescribed in Article 425(1) of the Companies Act. The Holding Company will execute a similar agreement limiting liability with Mr. Kenta Kondo, Mr. Kazuhito Akamatsu, Mr. Terukazu Okahashi and Mr. Toshio Sasaki should they be appointed as director of the Holding Company.
6.	Mr. Terukazu Okahashi and Mr. Toshio Sasaki are registered by the Company as independent officers under the rules of the Tokyo Stock Exchange. The Holding Company will register them with the Tokyo Stock Exchange as independent officers should they be appointed as director of the Holding Company.
7.	The numbers of shares of the Company held by each candidate for director are as of December 31, 2020, and the number of shares of the Holding Company to be allotted might change until immediately before the date of establishment according to the status of ownership. The number of shares of the Company held by Mr. Toshihiro Toyoshima, a candidate for director, includes the number of shares held by his asset managing company Union Bay G.K.

5.       Matters related to audit & supervisory board member candidates of the Holding Company

The candidates for audit & supervisory board members of the Holding Company are as follows:

Name (Date of birth)	Career summary, and position and responsibility at the Company (Significant concurrent positions outside the Company)		(1) Number of the Company’s shares owned (2) Number of shares of the Holding Company to be allotted
Hideya Ishidou (August 17, 1952)	April 1976	Joined The Industrial Bank of Japan, Limited (current Mizuho Bank, Ltd.)	(1) 10,000 shares (2) 10,000 shares
	April 1996	Assistant General Manager, Financial Institutions Banking Dept., Mizuho Bank, Ltd.
	June 2001	General Manager, Market Administration Dept., Mizuho Bank, Ltd.
	April 2004	General Manager, International Trade Business Promotion Dept. No. 1, Mizuho Bank, Ltd.
	April 2006	General Manager, Business Development Dept., The Kyoritsu Co., Ltd.
	April 2010	Corporate auditor, kyowa Co. Ltd.
	June 2010	Corporate auditor, The Kyoritsu Co., Ltd.
	June 2015	Corporate auditor, Kyoritsu Insurance Brokers of Japan Co., Ltd
	October 2015	Outside audit & supervisory board member of the Company (full-time) (to present)

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Kenichi Masuda (January 11, 1963)	April 1988	Completed the Legal Training and Research Institute of Japan of the Supreme Court; registered as a lawyer (Daini Tokyo Bar Association)	－
	April 1988	Joined Anderson Mori & Rabinowitz (current Anderson Mori & Tomotsune)
	September 1993	Admitted to practice law in the State of New York
	January 1997	Partner, Anderson Mori & Tomotsune (to present)
	November 2006	Outside Audit & Supervisory Board Member, Asuka Corporate Advisory Co., Ltd. (to present)
	May 2007	Outside Corporate Auditor, Lifenet Insurance Company (to present)
	March 2011	Outside Corporate Auditor, Bridgestone Corporation
	March 2016	Outside Director, Bridgestone Corporation (to present)
	May 2016	Outside Audit & Supervisory Board Member of the Company (to present)
	March 2020	Outsider Audit & Supervisory Board Member, Chugai Pharmaceutical Co., Ltd. (to present)
(Significant concurrent positions outside the Company)
Partner, Anderson Mori & Tomotsune
Outside Director, Bridgestone Corporation
Outside Corporate Auditor, Lifenet Insurance Company
Outsider Audit & Supervisory Board Member, Chugai Pharmaceutical Co., Ltd.
Outside Audit & Supervisory Board Member, Asuka Corporate Advisory Co., Ltd.
Kenichi Fujimura (July 31, 1967)	April 1990	Joined The Sumitomo Trust and Banking Co., Ltd. (current Sumitomo Mitsui Trust Bank, Limited)	－
	June 2011	Director, Sumitomo Mitsui Trust Panasonic Finance Co., Ltd.
	April 2013	Assistant Manager, Tokyo Corporate Banking No. 8, Sumitomo Mitsui Trust Bank, Limited
	April 2015	General Manager, Matsuyama Branch, Sumitomo Mitsui Trust Bank, Limited
	February 2017	Executive Director, Nagoya Business Dept. No. 1, Sumitomo Mitsui Trust Bank, Limited
	July 2018	Executive Director, General Manager, Fukuoka Branch and Fukuoka Tenjin Branch, Sumitomo Mitsui Trust Bank, Limited
	January 2021	Executive Director, General Manager, Business Solution Development Dept., Sumitomo Mitsui Trust Bank, Limited (to present)
(Significant concurrent positions outside the Company)
Executive Director, General Manager, Business Solution Development Dept., Sumitomo Mitsui Trust Bank, Limited

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Notes:

1.	None of the candidates have a special interest with the Company, nor is expected to have a special interest with the Holding Company.
2.	Mr. Hideya Ishidou, Mr. Kenichi Masuda and Mr. Kenichi Fujimura are candidates for outside audit & supervisory board member.
3.
(1)	The Company nominates Mr. Hideya Ishidou as a candidate for outside audit & supervisory board member of the Holding Company because of his wealth of experience as a corporate auditor after holding various positions in Mizuho Bank, Ltd., and the Company determined that he will be able to audit the management from an independent point of view.
(2)	The Company nominates Mr. Kenichi Masuda as a candidate for outside audit & supervisory board member of the Holding Company because of his wealth of experience as lawyer at a law firm as well as his experience in the management as a partner of a law firm, and the Company determined that he will be able to audit the management from an independent point of view.
(3)	The Company nominates Mr. Kenichi Fujimura as a candidate for outside audit & supervisory board member of the Holding Company because he belongs to Sumitomo Mitsui Trust Bank, Limited and has a wealth of knowledge on the area of asset management, so the Company determined that he will be able to perform an audit of the management of the Company from an independent point of view. Although Mr. Fujimura has never been involved in the management of a company other than by being an outside officer, the Company determined that he can properly fulfill his duties as an outside audit & supervisory board member of the Company based on the reasons explained above.
4.	Mr. Hideya Ishidou and Mr. Kenichi Masuda are currently the outside audit & supervisory board members of the Company, and have served as outside audit & supervisory board members of the Company for five years and six months, and four years and eleven months, respectively, at the conclusion of this General Meeting.
5.	The Company has executed an agreement with Mr. Hideya Ishidou and Mr. Kenichi Masuda to limit their liability for damages under Article 423(1) of the Companies Act in accordance with the provisions of Article 427(1) of the same act. The limit of their liability for damages under that agreement is the minimum liability amount prescribed in Article 425(1) of the Companies Act. The Holding Company will execute a similar agreement limiting liability with Mr. Hideya Ishidou, Mr. Kenichi Masuda, and Mr. Kenichi Fujimura should they be appointed as outside audit & supervisory board members of the Holding Company.
6.	Mr. Hideya Ishidou and Mr. Kenichi Masuda are registered as independent officers under the rules of the Tokyo Stock Exchange. The Holding Company intends to register Mr. Hideya Ishidou, Mr. Kenichi Masuda and Mr. Kenichi Fujimura with the Tokyo Stock Exchange as independent officers should they be appointed as outside audit & supervisory board members of the Holding Company.
7.	The numbers of shares of the Company held by each candidate for audit & supervisory board members are as of December 31, 2020, and the number of shares of the Holding Company to be allotted might change until immediately before the date of establishment according to the status of ownership.

6.       Matters related to an accounting auditor candidate of the Holding Company

The candidate for an accounting auditor of the Holding Company is as follows:

Name	KPMG AZSA LLC
Offices	Main office:	1-2 Tsukudo-cho, Shinjuku-ku, Tokyo
Subordinate offices: Sapporo, Sendai, Hokuriku, Kitakanto, Yokohama, Nagoya, Kyoto, Osaka, Kobe, Hiroshima and Fukuoka offices
History	July 1969	Asahi & Co. was established
	July 1985	Asahi Shinwa & Co. was established
	October 1993	Asahi Shinwa & Co. merged with Inoue Saito Eiwa Audit Corporation (established on April 5, 1978) to form Asahi & Co.
	January 2004	Asahi & Co. merged with AZSA & Co. (established on February 26, 2003) to form to KPMG AZSA Co.
	July 2010	KPMG AZSA Co. became limited liability corporation and changed its name to KPMG AZSA LLC

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	Stated capital	3,000 million yen
	Number of Employees
	CPAs	3,159 (Includes 28 Representative Partners and 511 Partners)
	Passed the CPA exam	1,011
Outline (as of	Professionals	1,094 (Includes 34 Specified Partners and 1 Representative Partner)
December 2020)	Administration Staff	754
	Total	6,018

	Number of Clients
	Audit Engagements	3,669
	Other Engagements	1,353

Notes:	The Company nominates KPMG AZSA LLC as a candidate for accounting auditor of the Holding Company because the Company has determined KPMG AZSA LLC to be appropriate as a result of comprehensively taking into consideration its validity for the audit of the Company as well as the size, experience and other job performance skills, independence, and other matters such as the internal management system of KPMG AZSA LLC.

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